AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON     January 26, 2004
                                                               -----------------
                                                                REGISTRATION NO.
                                                                  333-101552
--------------------------------------------------------------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form SB-2
                                (Amendment No.5)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              --------------------
                              MSTG SOLUTIONS, INC.
                 (Name of small business issuer in its charter)

                NEVADA                                   4812                                33-0972963
    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)

    3111 North Tustin Avenue, Suite 280                                       3111 North Tustin Avenue, Suite 280
             Orange, California 92865                                                Orange, California 92865
                (714) 279-2980                                                              (714) 279-2980
     (Address and telephone number of                                              (Address and telephone number of
         principal executive office)                                                  principal executive office)


                             Mr. Gil Kim, President
                              MSTG Solutions, Inc.
                       3111 North Tustin Avenue, Suite 280
                            Orange, California 92865
                                 (714) 279-2980
            (Name, address and telephone number of agent for service)
                          ----------------------------
                                   COPIES TO:
                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Cron
                         15615 Alton Parkway, Suite 175
                            Irvine, California 92618
                         (949) 450-4942 / (949)453-8774
                Approximate Date of Proposed Sale to the Public.
   As soon as practicable after this Registration Statement becomes effective.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|

                                          CALCULATION OF REGISTRATION FEE
------------------------------------------- ------------------- ------------------ --------------------- ---------------
TITLE  OF EACH  CLASS  OF  SECURITY  TO BE   NUMBER OF SHARES       PROPOSED        PROPOSED AGGREGATE     AMOUNT OF
REGISTERED:                                  TO BE REGISTERED    OFFERING PRICE     OFFERING PRICE(2)     REGISTRATION
                                                                  PER SHARE(2)                                FEE
------------------------------------------- ------------------- ------------------ --------------------- ---------------
Shares of Common Stock, $.001 par value(1)    1,593,399               $1.00              1,593,399           $133.00
------------------------------------------- ------------------- ------------------ --------------------- ---------------
         TOTAL                                1,593,399                                  1,593,399           $133.00
------------------------------------------- ------------------- ------------------ --------------------- ---------------

(1)  Shares to be sold from time to time by the Selling Shareholders.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            DATED - JANUARY 21, 2004


                                   PROSPECTUS

                                -----------------
                              MSTG SOLUTIONS, INC.

                             ----------------------

                      1,593,399 Shares of our Common Stock

     The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada
   corporation. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the Over-the-Counter Bulletin Board or any other securities exchange upon which our Common Stock is traded. Thereafter, all sales of Shares of our Common
                         Stock shall be at market price.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                   PLEASE READ THE "RISK FACTORS" SECTION OF
                      THIS PROSPECTUS COMMENCING AT PAGE 4.

                        --------------------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
              No national securities exchange, including the NASDAQ
                   Stock Market, lists the securities offered.

                 Our principal executive offices are located at:
                       3111 North Tustin Avenue, Suite 280
                            Orange, California 92865
                     Our telephone number is: (714) 279-2980



THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY
OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

                 THE DATE OF THIS PROSPECTUS IS JANUARY 21, 2004





                                TABLE OF CONTENTS
                                -----------------

PROSPECTUS SUMMARY...........................................................1
------------------

THE OFFERING.................................................................6
------------

SUMMARY FINANCIAL INFORMATION................................................6
-----------------------------

RISK FACTORS.................................................................8
------------

TERMS OF THE OFFERING.......................................................13
---------------------

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS.....................15
-------------------------------------------------------

DIVIDEND POLICY.............................................................15
---------------

SELECTED FINANCIAL DATA.....................................................16
-----------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
-----------------------------------------------------------

AND RESULTS OF OPERATIONS...................................................17
-------------------------

     OVERVIEW...............................................................19
     --------
     RESULTS OF OPERATIONS FOR THREE MONTHS ENDED OCTOBER 31, 2003..........20
     -------------------------------------------------------------

     RESULTS OF OPERATIONS FOR TWELVE MONTHS ENDED JULY 31, 2002............20
     -----------------------------------------------------------
         OPERATING EXPENSES.................................................22
         ------------------

         INCOME FROM OPERATIONS.............................................22
         ----------------------

         LIQUIDITY AND CAPITAL RESOURCES....................................22
         -------------------------------

         FUTURE PLAN OF OPERATION...........................................22
         ------------------------

     AVAILABLE INFORMATION..................................................22
     ---------------------

     FORWARD LOOKING STATEMENTS.............................................23
     --------------------------

ORGANIZATION OF MSTG SOLUTIONS, INC.........................................23
-----------------------------------

     HISTORY................................................................23
     -------

                                        i


BUSINESS OF THE COMPANY.....................................................23
-----------------------
     GENERAL................................................................23
     -------

     COMPETITION............................................................28
     -----------

     INTELLECTUAL PROPERTY..................................................29
     ---------------------

     EMPLOYEES..............................................................29
     ---------

     PROPERTIES AND FACILITIES..............................................29
     -------------------------

     LITIGATION.............................................................29
     ----------

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................30
------------------------------------------------------------

EXECUTIVE COMPENSATION......................................................31
----------------------

INTEREST OF NAMED EXPERTS AND COUNSEL.......................................33
-------------------------------------

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS.......................33
-----------------------------------------------------

SELLING SHAREHOLDERS........................................................33
--------------------

PLAN OF DISTRIBUTION........................................................45
--------------------

     SELLING SHAREHOLDERS...................................................45
     --------------------

DESCRIPTION OF SECURITIES...................................................47
-------------------------

     COMMON STOCK...........................................................47
     ------------

LEGAL MATTERS...............................................................47
-------------

EXPERTS.....................................................................47
-------

FINANCIAL STATEMENTS........................................................48
--------------------

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS............................54
------------------------------------------------

     EXHIBITS...............................................................56
     --------

SIGNATURES..................................................................57
----------

POWER OF ATTORNEY...........................................................57
-----------------

                                        ii



                               PROSPECTUS SUMMARY

The following summary is only a summary and should be read in conjunction with the more detailed information and the Financial Statements, including its Notes, appearing elsewhere in this Prospectus. Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.

OUR BUSINESS             We originally  incorporated as Tech Windows on June 26,
                         2001 in the State of Nevada. Our name was then changed from Tech Windows to MSTG Solutions, Inc. on February
                         28, 2002. We initially established our business to market long distance services. Starting August 1, 2001 we adjusted our plans to then focus exclusively upon providing education and services to individuals and small businesses on the full benefits and advantages of having a business entity, such as a corporation, for starting or continuing their own business. The Company stopped educating its customers after January 31, 2003.
                         Starting February 1, 2003 our business has evolved to strictly offer small business products and services.

                         Our management believes that we have established a convenient method to form a customer's business entity, such as a corporation, obtain a professionally-designed business website, and retain professionals such as accountants, lawyers and salespeople in order to use these tools to generate income by sharing the Company's products and services with our customers. Our main service, from August 2001 through January 2003, was providing education on the benefits and advantages of starting a home-based business, forming a business entity, such as a corporation, for asset protection and credit building, basic accounting principles, bookkeeping, tax planning, basic business laws and more. The providing of education to individuals and small businesses accounted for approximately seventy-five percent (75%) of our revenue during this time period. The other approximate twenty-five percent (25%) of our revenue was generated by Representative and Agent Fees, bookkeeping, business filing, company record books and seals, company formalities, credit, legal, mail forwarding, resident agent, resident telephone, state filing, voicemail and website services. The Company intends for all products and services to be marketed through our network of Independent Representatives. As the Company's Independent Representatives became more educated and comfortable selling the Company's services, the Independent Representatives decided to conduct their own training and Corporate education services, without Company involvement. Therefore, the Company stopped educating its customers after January 2003, and now strictly offers small business products and services. The Company is dependent upon the rise in sales of our small business products and services by our Independent Representatives to continue our growth and to stay in business. Our management believes that our Independent Representatives provide the critical link between our products and services and the end consumer(s).

                         The following is a chart summarizing our sources of revenues during the periods set forth below:

                                             (REVISED)1
                                            TWELVE MONTHS        TWELVE MONTHS
                                                ENDED                ENDED
                                            JULY 31, 2002        JULY 31, 2003
                                             (AUDITED)             (AUDITED)

STATEMENT OF INCOME DATA:
Revenue                                      $   986,857          $ 3,365,257

Operating Expenses                             1,414,101            3,393,886

Income (Loss) from operations                  (427,244)             (28,359)

Total other income and (expense)                   4,395                5,282

Provision (benefit) for income taxes              14,232              (4,980)


                                            THREE MONTHS         THREE MONTHS
                                               ENDED                 ENDED
                                          OCTOBER 31, 2003     OCTOBER 31, 2002
                                            (UNAUDITED)           (UNAUDITED)

STATEMENT OF INCOME DATA:

Revenue                                     $    811,388          $    767,753

Operating Expenses                               727,013               821,935

Income (Loss) from operations                     84,375              (54,182)

Total other income and (expense)                   4,386                 (473)

Provision (benefit) for income taxes               (269)                     -

1 In response to certain comments from the United States Securities Exchange Commission ("SEC"), we have revised our revenue recognition policies for the period August 2001 through January 2003. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a complete discussion of this revision to our revenue recognition policies.


                         In addition to being our customers, customers can also become authorized sales agents, or Independent Representatives, by selling our products and services in order to earn sales commissions and sales commission overrides, depending upon their degree of involvement in the sales network and their success in marketing our products and services.

                         We market our products and services through a network marketing program comprised of Independent Representatives that can sell our products and services and also sponsor others to sell our Company's products and services. This allows individuals to earn commissions on their own personal sales of the products and services, as well as receive percentages of the sales of the others they have sponsored into the program. Consequently, Independent Representatives have the opportunity to build their own sales organizations. Sales commissions are paid only when a product or service is sold. No commissions are paid solely based on recruitment of others. When a product or service is sold, depending on the product or service, the sales commission is paid the following week or the following month to the Independent Representative making the sale. In addition, override sales commissions are also paid for the sale to the original Independent Representatives whom are in the sponsorship line of the Independent Representative who made the sale. When an Independent Representative joins the program, we provide to the Independent Representative a Marketing Kit, allow attendance to presentations and trainings at any of our offices, occasionally organize area-training meetings at locations besides our offices, and designate personnel at the corporate office, specially trained to answer questions and inquiries from Independent Representatives and customers.

                         As an Independent Representative, an individual is free to build a sales organization and qualify for sales commission overrides and bonuses. Each individual in these sales organizations can also qualify to earn equivalent commission overrides and bonuses. The network marketing sales force sold approximately 95% of our services and products during the twelve months ended July 31, 2002.

                         A substantial number of our Independent Representatives market our products and services on a part-time basis. Approximately 90% of our network marketing sales force is located in the states of California and Nevada. The remainder of our Independent Representatives are located in several other states, with a minimal number being located in the country of Canada.

                         We derive revenues from the marketing efforts of our network marketing sales force. As an authorized reseller an individual is free to build a team and qualify for commission overrides and bonuses. These teams, when trained, can qualify to earn commission overrides and bonuses.

SHARES TO BE REGISTERED  The Registration Statement, of which this Prospectus is a part, registers for resale 1,593,399 Shares of our Common Stock that were previously issued to individuals and entities exercising our stock options. We are not registering the issuance of any options or registering any Shares of our Common Stock currently underlying any outstanding options. We provide stock options as an incentive to members of our network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our Common Stock. Since our inception, 1,673,767 Shares of our Common Stock have been issued as the result of option exercises. We have received $615,272 as a result of these option exercises. Each option holder was provided with a disclosure document prior to the exercise of his/her options. The Company relied upon Rules 504 and 505 of Regulation D of the

                         Securities Act of 1933 in concluding that an exemption from Registration was available.

                         Eventually, 451 individuals exercised options between July 2002 and November 2002. These options were issued from January 2002 through October 2002, and were vested upon issuance. Each of the individuals was provided with a disclosure document and was required to execute a Subscription Agreement prior to the exercise of his/her options. Of these 451 individuals, 32 individuals were non-accredited investors, with the balance being accredited investors.



                                  THE OFFERING

Common Stock Outstanding as of
January 16, 2004                   5,073,767 Shares


Common Stock to be Registered      1,593,399 Shares


Risk Factors                       The  securities  offered  hereby  involve  a
                                   high   degree   of   risk   and    immediate
                                   substantial dilution.  See "Risk Factors."

                                   The Company intends to apply for trading upon the Over-the-Counter Bulletin Board ("OTCBB") or other securities exchange. There is no assurance that our Company will be accepted for trading upon the OTCBB, or any other securities exchange, or if our Company is accepted for trading, that a realistic trading market will ever develop.


                          SUMMARY FINANCIAL INFORMATION

The following table presents our selected historical financial data derived from our Financial Statements. The historical financial data presented herein only summarizes basic data and should be read in conjunction with our Financial Statements and related Notes to Financial Statements. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as with our Financial Statements and related Notes to Financial Statements included elsewhere in this Prospectus:


                                         THREE MONTHS         THREE MONTHS          (REVISED)
                                            ENDED                ENDED         TWELVE MONTHS ENDED   TWELVE MONTHS ENDED
                                       OCTOBER 31, 2002     OCTOBER 31, 2003      JULY 31, 2002         JULY 31, 2003
                                         (UNAUDITED)          (UNAUDITED)           (AUDITED)             (AUDITED)
                                         -----------          -----------           ---------             ---------

STATEMENT OF INCOME DATA:
     Revenue                              $  767,753           $  811,388          $   986,857          $  3,365,527
     Net Income (Loss)                    $ (54,182)           $   84,375          $ (427,244)          $   (28,359)
     Net Income (Loss) per Share          $   (0.01)           $     0.02          $    (0.15)          $     (  * )

----------------------------
      * Less than $0.01 per share

                                                                               (REVISED)
                                                    OCTOBER 31, 2003         JULY 31, 2002           JULY 31, 2003
                                                       (UNAUDITED)             (AUDITED)               (AUDITED)
                                                       -----------             ---------               ---------
BALANCE SHEET DATA:
  Total Assets                                        $  1,048,892            $  1,473,639           $  1,135,122
  Total Liabilities                                   $    746,326            $  1,761,708           $    913,772
  Stockholders' Equity                                $    302,566            $  (288,069)           $    221,350
                                                      ------------            ------------           ------------



                                  RISK FACTORS

THE SECURITIES OFFERED IN THIS PROSPECTUS ARE VERY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY PEOPLE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. BEFORE PURCHASING THESE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION CONCERNING US AND OUR BUSINESS CONTAINED IN THIS PROSPECTUS.

WE HAVE ONLY A LIMITED     We commenced  implementation  of our current  business  plan during
OPERATING HISTORY.         the fourth  quarter of 2001.  Prior to  October  2001 our  intended business was the  marketing  of long  distance  services  through a network-marketing  program we  established.  In the fourth  quarter of  2001,  we  commenced  development  of  the  new  business  plan described  in  this  prospectus.  This  new  business  plan  has  a limited  operating  history  and  its  financial  success  will  be subject to all the risks  inherent  in the  establishment  of a new business  enterprise.  There  is  no  assurance  that  we  will  be profitable in the future.  It is uncertain  whether  consumers will be willing to pay for  products  and  services at a level that will allow us to sustain long-term profitability.

THERE IS INTENSE           We  believe  that  we have  substantial  competition  in  both  the
COMPETITION IN THE SALE    marketing  of  our   products   and  services  and  in   attracting
OF INCORPORATION AND       experienced     salespeople     to    become    our     independent
WEB-SITE DEVELOPMENT.      representatives.  Many of these  competitors  have longer operating
MANY OF OUR COMPETITORS    histories,  larger customer bases,  greater brand name  recognition
ARE MORE EXPERIENCED AND   and significantly greater financial,  marketing and other resources
MUCH BETTER FINANCED.      than we do. In addition,  other  companies with superior  financing
WE ANTICIPATE THAT         to our  company  may elect to enter  the  market.  Competitors  may
COMPETITION WILL BECOME    devote greater  resources to marketing and  promotional  campaigns,
INCREASINGLY SEVERE IN     and devote  substantially  more  resources  to website  and systems
THE FUTURE AS OTHER        development  than we can.  We  cannot  assure  you  that we will be
COMPANIES MARKET SIMILAR   able  to   compete   successfully   against   current   and  future
PRODUCTS.                  competitors,  and competitive pressures may have a material adverse effect on our business, prospects,  financial condition and results of  operations.  Further as a strategic  response to changes in the competitive  environment,  our  management  may, from time to time, make certain service or marketing  decisions or  acquisitions  that could have a material  adverse  effect on our business,  prospects, financial  condition and results of  operations.  New  technologies and  the  expansion  of  existing  technologies  may  increase  the competitive pressures on us.

WE ARE DEPENDENT UPON      Our  business  plans  depend  on the  efficient  and  uninterrupted
THE EFFICIENT DEPLOYMENT   operation of our computer and communications  hardware and software
OF OUR INTERNET SITE       systems.  These systems and  operations are vulnerable to damage or
AND RELATED BUSINESS       interruption     from    human    error,     natural     disasters,
STRATEGIES. IN THE EVENT   telecommunication failures, break-ins,  sabotage, computer viruses,
OUR INTERNET TECHNOLOGY    intentional  acts of vandalism  and similar  events.  While we have
IS NOT ACCESSIBLE BY THE   implemented  certain  systems  intended  to back-up our website and
PUBLIC, FOR TECHNICAL      its data,  despite  these  precautions,  there is always the danger
REASONS, WE WILL SUFFER    that  human  error or  sabotage  could  substantially  disrupt  our
SEVERE NEGATIVE BUSINESS   website  which could  cause a loss of visitors to our site,  damage
CONSEQUENCES.              to our systems, and bad publicity.

WE MAY ENTER INTO          Various  state-level   agencies  may  regulate  components  of  our
BUSINESSES THAT ARE        business as our business plan is  implemented.  While the following
SUBJECT TO GOVERNMENTAL    is not  intended  to be a complete  list,  it is a list of possible
REGULATIONS, SUCH AS       state-level  regulation which may occur relative to our operations:
LAWS ASSOCIATED WITH THE   (a) companies  deploying network marketing  organizations have been
REGULATION OF BUSINESS     regulated  by state  Attorney  Generals  claiming  that the network
FORMATION AND THE          marketing   is  actually  an  unlawful   pyramid   scheme;   (b)  a
DISSEMINATION OF           significant amount of our revenue is derived through  incorporation
INFORMATION TO THE         services and  associated  education,  some of which is regulated by
PUBLIC VIA THE INTERNET.   state  Departments of Corporations;  and (c) we depend heavily upon the  Internet to market our Company and to provide  information  to the  marketing  network,  some of which  may also be  regulated  as government  expands  its  involvement  in  the  Internet.  If  such government  scrutiny  were to  occur,  it is  uncertain  how  these governmental  agencies  will  react to the  marketing  methods  and products  sold by the Company.  There can be no assurance  that any such  regulatory  requirements  will not have an adverse  effect on our business, financial condition or results of operations.

THERE IS NO TRADING        Our shares of common  stock  have  never  been  traded on any stock
MARKET FOR OUR SHARES      exchange.  As a result,  all of the risks  inherent  in an  initial
AND THERE IS NO            public  offering,  including the  uncertainty  associated  with the
ASSURANCE THAT A TRADING   development  of an active  trading  market  are  applicable  to the
MARKET WILL EVER DEVELOP   shares sold in connection  with this  Prospectus.  In the event the
FOR THE SHARES.            OTCBB refuses to provide price  quotations  for us, or if an active market for our Shares does not develop,  investors in shares of our
                           Common Stock may be unable to liquidate their investment.

WE HAVE NEVER PAID         We  plan to  retain  all  cash in our  possession  to  finance  the
DIVIDENDS UPON OUR         development  and growth of our business.  It is extremely  unlikely
SHARES OF STOCK AND WE     that we will ever pay  dividends  upon our shares of common  stock.
DO NOT ANTICIPATE EVER     Investors  seeking a regular  cash  payment  upon their  investment
PAYING DIVIDENDS UPON      should not buy our shares of common stock.
OUR SHARES OF STOCK.

IN THE PAST, THE STATE     We believe  that a key to our success has been the  development  of
OF CALIFORNIA HAS          our  network  marketing  force.  95% of  our  sales  are  generated
INVESTIGATED               through  the efforts of this  network.  In the past,  the  Attorney
NETWORK-MARKETING          General  of  the  state  of  California  has   investigated   other
SYSTEMS SUCH AS THE ONE    companies with network  marketing  organizations  and has sometimes
WE HAVE DEPLOYED. IF       concluded  that  they  are  operating  an  unlawful  pyramid  sales
SUCH AN INVESTIGATION      organization.  Approximately  90% of our sales  force is located in
WERE TO DETERMINE THAT     California.  If the state of  California  were to  investigate  our
WE ARE OPERATING A         company  and  concluded  that  we are  operating  a  pyramid  sales
PYRAMID SALES              organization,  we might be ordered  to  substantially  curtail,  or
ORGANIZATION, THEN WE      cease, operations altogether.  In the event such an order was to be
MIGHT BE ORDERED TO        issued,  an investor  in shares of our Common  Stock might lose his
CEASE OPERATIONS.          entire investment.

THE INTERNET HAS BEEN      The   Internet   remains   in  an  early   stage   for   commercial
THE SUBJECT OF CONSTANT    applications.  Technological  changes  will occur  which  virtually
TECHNOLOGICAL CHANGE. IF   immediately impact upon our business  strategies.  If we are unable
WE ARE UNABLE TO           to either  predict  such  changes in advance or rapidly  adjust our
SUCCESSFULLY AND TIMELY    plans and  technologies  to reflect  these  changes,  our  business
INCORPORATE THESE          plans and Internet  site could be rendered  obsolete  within a very
CHANGES INTO OUR           short period of time.  These changes  include both the  development
BUSINESS PLAN, OUR         of hardware and software that could render the  Company's  business
SERVICES MAYBE RENDERED    plan non-competitive.
OBSOLETE.
OUR BUSINESS IS            The  Internet   based   information   market  is  new  and  rapidly
DEPENDENT ON THE           evolving.  Our  business is heavily  dependent  upon an  increasing
CONTINUED GROWTH AND USE   Internet  usage,  particularly  by consumers  and  businesses.  Our
OF THE INTERNET, AS WELL   business would be materially  adversely  affected if Internet usage
AS THE EFFICIENT           does  not  continue  to  grow  or  grows   slower  than   currently
OPERATION OF THE           projected.  Further,  our business  will be  adversely  affected if
INTERNET.                  consumers  or  businesses  fail to use the  Internet in  sufficient
                           numbers   to  allow   our   business   plans  to  be   successfully
                           implemented.  Internet  usage  may be  inhibited  for a  number  of reasons, such as:

                               o    Inadequate network infrastructure;
                               o    security concerns;
                               o    inconsistent quality of service; and,
                               o    unavailability  of  cost-effective,
                                    high-speed  access to the Internet.

                           These  problems  may  occur in  deploying  any  business  plan that includes Internet related products.

CORPORATE EDUCATION WHICH  Starting in August 2001,  the  Company's  main  revenue  stream was
HAS REPRESENTED            Corporate  Education,  through which the Company provided education
APPROXIMATELY 75% OF THE   to  individuals  and  small  businesses  on the full  benefits  and
COMPANY'S TOTAL REVENUES,  advantages  of forming a business  entity,  such as a  corporation.
WAS DISCONTINUED AFTER     Corporate  Education  Revenue has represented  approximately 75% of
JANUARY 2003.              the  Company's   total  revenue.   As  the  Company's   Independent
                           Representatives  became more educated and  comfortable  selling the
                           Company's  services,  the  Independent  Representatives  decided to conduct  their  own  training  and  Corporate  Education  services, without  Company  involvement.  After  January  2003,  the  Company
                           stopped  selling  Corporate  Education   Services.   The  Company's
                           pricing for its services and revenue for  Representative  and Agent
                           Fees  was then  changed,  and  Corporate  Education  Services  were recharacterized  and changed to Business  Filing  Services  (within
                           "Other Small  Business  Services").  The Company no longer  teaches or  educates  its  customers,  rather,  we perform  the  service(s)
                           requested  by our  customer(s).  Our  business  will  be  adversely affected if our Independent  Representatives fail to understand and adjust  to the  changes  we  have  made,  as we no  longer  receive
                           Corporate  Education  Revenue after January 31, 2003. There is also a  risk  that  our  Independent  Representatives  may  educate  our customers  inadequately,  which may,  indirectly,  adversely affect the customers'  relationships with the Company.  Consequently,  the
                           Company  is  dependent  upon  the rise in  sales  of  "Other  Small
                           Business Services" and  "Representative  and Agent Fees" to stay in business.

WE MAY HAVE CONTINGENT     We cannot  preclude the  possibility  that an investor or investors
LIABILITIES RESULTING      who  purchased  securities  in  connection  with  the  exercise  of
FROM OUR RECENT ISSUANCE   options will claim that our recent  restatement of certain portions
OF COMMON STOCK.           of  our  financial  statements   constituted  a  failure  to  fully
                           disclose a material  fact. We initially  recognized all revenues as we  received  funds.  As a result of certain  comments  provided by the SEC, we have  recently  restated our Financial  Statements  for
                           the  period  August  2001  through   January   2003.   Rather  than
                           recognize  all revenues  upon  receipt,  we amortized  our revenues over a twelve month period of time,  reflecting the time over which we might be required to provide  services and/or  products.  In the event any  shareholder  were to  successfully  prosecute  an action against us on this issue,  the  shareholders  who were investors in this  private  placement  may be entitled  to damages,  including a right to rescind their  investment,  entitling  them to a return of their gross  investment.  We have issued  options to members of our network  marketing  program,  the amount of which is  determined by their performance.  The exercise price of these options ranges from
                           $0.25 to $1.50 per share.  We received  $615,272 as a result of the
                           exercise  of  these   options.   The  shares   registered   in  the
                           Registration  Statement,  of which this  Prospectus is a part, were issued in exchange  for these  funds.  Accordingly,  assuming  that the  shareholders  were  entitled  to a return of their  investment damages to the Company would, at the minimum,  be equal to $615,272 and could exceed that amount.  Section 12 of the  Securities Act of
                           1933 would  provide  shareholders  with this right of rescission in the  event it was  determined  that we had  failed  to  disclose  a material  fact.  Such  a  damage  award  would  have a  severe  and adverse  effect on our  business,  including  but not  limited  to, impacting our ability to continue as a going concern.

WE MAY REQUIRE             We currently  anticipate  that our available  cash  resources  from
ADDITIONAL CAPITAL AND     operations and previous  capital  financings  will be sufficient to
OUR ABILITY TO RAISE THE   meet  our  presently   anticipated   net  capital  and  expenditure
NEEDED CAPITAL IS          requirements  for the  foreseeable  future  based  upon  known  and
UNCERTAIN.                 reasonably   estimated  trends.   However,  if  we  need  to  raise
                           additional funds in order to support more rapid expansion,  develop new or  enhanced  services  and  products,  respond to  competitive pressures,  acquire  complementary  businesses and/or technologies,
                           or  respond  to  unanticipated   requirements,   there  can  be  no
                           assurance that  additional  financing will be available when needed on terms favorable to our Company.

WE ARE DEPENDENT UPON      Our success depends,  to a significant extent, upon a number of key
THE KEY SERVICES OF GIL    employees,  including the efforts of its key management  personnel,
KIM AND JUDY KIM WITH      specifically  our President and Chief Executive  Officer,  Gil Kim,
WHOM WE HAVE EMPLOYMENT    and Vice  President,  Controller and Secretary,  Judy Kim. In order
AGREEMENTS, BUT THEY MAY   to retain its key management personnel,  such individuals have been
DESIRE TO TERMINATE        provided with  substantial  stock and/or  options to acquire Common
THEIR RELATIONSHIP WITH    Stock of the  Company.  The Company  does not  maintain  key person
THE COMPANY AT ANY TIME,   life  insurance on its key  employees.  The loss of the services of
CAUSING A SEVERE           any of its  officers,  directors,  and/  or key  employees,  or the
DISRUPTION IN OUR          inability to identify,  hire,  train and/or retain other  qualified
OPERATIONS.                personnel in the future,  could have a material  adverse  effect on
                           the   Company's   business,   financial   condition  and  operating
                           results.  We believe  that our future  success  will also depend in part upon our ability to attract,  retain,  and motivate  qualified personnel.  Competition  for such  personnel is intense.  There can be no assurance that we can attract and retain such personnel.

OUR COMMON STOCK MAY BE    While there is no  assurance,  we intend to apply to trade upon the
CLASSIFIED AS A "PENNY     OTCBB.  As a result,  an investor  could find it more  difficult to
STOCK" WHICH COULD CAUSE   dispose  of,  or to obtain  accurate  quotations  as to the  market
INVESTORS TO EXPERIENCE    value of, the stock,  as compared to  securities,  which are traded
DELAYS AND OTHER           on the NASDAQ  trading  market or on an exchange.  In addition,  we
DIFFICULTIES IN TRADING    anticipate  that the trading in our Common  Stock may be  initially
SHARES IN THE STOCK        covered by what is known as the "Penny  Stock  Rules."  Our sale of
MARKET.                    stock  prior  to the  filing  of  this  Prospectus  was  under  the exercise of options,  which  contained  strike prices  ranging from
                           $0.25 to $0.50 per share.  If our Common  Stock  commences  trading upon the OTCBB,  or any other  securities  exchange  upon which our
                           Common  Stock is traded,  the  Shares  will be covered by the penny stock  rules if it trades at a price of less than  $5.00 per share.
                           As a result,  we  anticipate  that the penny stock rules will apply to our stock for the  foreseeable  future.  The penny  stock  rules require  brokers to provide  additional  disclosure  in  connection with any  trades  involving  a stock  defined  as a "penny  stock,"
                           including the delivery, prior to any penny stock transaction,  of a disclosure  schedule  explaining  the penny  stock  market  and the
                           risks  associated   therewith.   The  regulations  governing  penny
                           stocks  could  limit the  ability  of  brokers  to sell the  shares offered in this  Prospectus and to sell the shares in the secondary trading  market.  If brokers have  difficulty in selling our shares in the open market,  the demand for our shares could be  materially reduced.  This could result in a severe decline in our stock price.

THE OFFERING PRICE OF      No federal or state  agency has made any  finding or  determination
THE SHARES TO BE SOLD      as to the merits,  fairness,  or suitability  for investment of the
HAS BEEN ARBITRARILY       Shares,  nor has any independent third party, such as an investment
DETERMINED.                banking  firm,  or other expert in the valuation of the business or securities,  nor made an evaluation of our economic potential.  Our legal  counsel is not  experienced  in reviewing  and verifying the merits of a particular  investment  from a financial point of view, nor  has  legal  counsel  undertaken  to  conduct  such  a  review.
                           Consequently,  an  investment  in the Shares should only be made by prospective  investors  who,  either  directly or through their own professional  advisors,  have the financial and business  knowledge and  experience  to  meaningfully  evaluate  the  merits  and risks thereof.  Potential  investors  are  urged  to seek and  obtain  an independent  analysis of our company,  and its business and plan of expanded operations, before making an investment in the Shares.
GROWTH OF THE COMPANY IS   We  rely  almost   exclusively  upon  our  network  of  Independent
DEPENDENT UPON EXPANSION   Representatives  to market our  products and  services.  While this
AND RETENTION OF THE       network is  currently  comprised of over 3,000  individuals,  there
SALE FORCES.               are  certain  individuals  who  generate  the vast  majority of our revenue.  In the event  that any of these key  individuals  were to leave our marketing network,  or to otherwise become unavailable to participate  in the  network,  our ability to conduct our  business could be materially, and perhaps permanently, impaired.

CONTROL OF COMPANY IN      Upon this Prospectus  being declared  effective by the SEC, Gil Kim
PRINCIPAL SHAREHOLDERS,    and  Judy  Kim  will  beneficially  own  approximately  71%  of the
OFFICERS AND DIRECTORS.    outstanding  Shares  of  Common  Stock  (assuming  exercise  of the
                           500,000  options  previously  issued to Gil Kim and Judy Kim). As a result,  these  persons  acting  together  will have the ability to control  the  election  and  removal of  Directors  and any merger, consolidation,  or sale of all or substantially  all of our assets, and to  control  our  management  and  affairs.  Accordingly,  this concentration  of  ownership  may  have  the  effect  of  delaying, deferring,  or  preventing a change in control,  impeding a merger,
                           consolidation,   takeover,  or  other  business   combination,   or
                           discouraging  a potential  acquirer  from making a tender  offer or otherwise  attempting  to obtain  control of our Company,  which in turn,  could  materially,  adversely affect the market price of our
                           Common Stock.



                              TERMS OF THE OFFERING

The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB or any other securities exchange upon which our Common Stock is traded. Thereafter, all sales of Shares shall be at market price.

Each Selling Shareholder is free to offer and to sell his/her Shares of our Common Stock at such times, in such manner and at such prices as he/she may determine. The types of transactions in which the Shares of our Common Stock are sold may include transactions on the Pink Sheets, or the OTCBB, in the event the Company is listed on the OTCBB, or any other securities exchange upon which our Common Stock is traded. The sales will be at the market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve NASD licensed broker-dealers.

Upon our Common Stock trading upon the OTCBB, or any other securities exchange upon which our Common Stock is traded, the Selling Shareholders may affect transactions by selling Shares of Common Stock through broker-dealers, who may act as agents or principals for the Selling Shareholder(s). Such broker-dealers may receive compensation in the form of discounts, concessions, and/or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of the Shares of Common Stock for which such broker-dealers may act as agents or to whom they sell as principals, or both. Each Selling Shareholder and any broker-dealer that acts in connection with the sale of Shares of Common Stock may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers, and any profit on the resale of the Shares of Common Stock sold by them while acting as principals, might be deemed to be underwriting discounts or commissions.

We have notified the Selling Shareholders of the Prospectus delivery requirements for sales made pursuant to this Registration Statement, of which this Prospectus is a part, and that if there are material changes to the stated Plan of Distribution, a post-effective amendment with current information would need to be filed before offers are made and no sale could occur until such amendment is declared effective.

We are informing the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, may apply to their sale in the market and have provided the Selling Shareholders with a copy of such Rules and Regulations. This Prospectus covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These Shares were acquired by the Selling Shareholders through the exercise of options. This Prospectus only covers the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB or any other securities exchange on which our Common Stock is traded. Thereafter, all sales of Shares of Common Stock shall be at market price. Selling Shareholders may also resell all or a portion of his/her Shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act of 1934, provided they meet the criteria and conform to the requirements of such Rule.

THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY
OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

We anticipate applying to the Over-the-Counter Bulletin Board ("OTCBB"). There is no assurance that the OTCBB will allow our Common Stock to trade, or if our Shares do trade upon the OTCBB, or any other securities exchange upon which our Common Stock is traded, that an active trading market will develop.

 As of January 9, 2004, there were approximately 476 holders of Shares our Common Stock, as reported by our transfer agent. Members of our sales network earn stock options, the amount and form of which are conditioned upon the level of performance. The following options have currently been earned by members of our sales network:

     ===================== ======================= ============================
        Exercise Price                                   Number of Members
         {Per Option}         Number of Options       Who Have Earned Options

        $ 0.25 Options            2,292,448                     228
        $ 0.50 Options            2,186,019                     520
        $ 0.75 Options            3,777,750                     456
        $ 1.50 Options            1,072,000                      81
                              -----------------       -----------------------

             TOTAL                9,328,317

     ===================== ======================= ============================

None of these options have been issued. It is our intention to register all Shares underlying these options during the one (1) year period of time following the effective date of the Registration Statement, of which this Prospectus is a part.

We are registering 1,593,399 shares in the Registration Statement, of which this Prospectus is a part. Mr. and Mrs. Kim hold 3,100,000 Shares of the Company's Common Stock; Strawberry Canyon Capital, Inc. holds 250,000 Shares of the Company's Common Stock; and West Moore Partners, LP holds 100,000 Shares of the Company's Common Stock, all of which Shares have been held for greater than one (1) year. Under Rule 144 of the Securities Exchange Act of 1934, all of
these  Shares  of  Common  Stock  could  be  sold  subject  to  certain  volume
restrictions;   however,   these  Shares  are  not  being  registered  in  this
Prospectus.

                                 DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business.

                             SELECTED FINANCIAL DATA

The following selected financial data is a summary and should be read in conjunction with, the financial statements, related notes to financial statements and Report of Independent Public Accountants, and Management's
Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere. The following tables summarize certain selected financial data of MSTG Solutions, Inc., a Nevada corporation for the twelve months ended July 31, 2003 and 2002 (audited) and for the three months ended October 31, 2003 and 2002 (unaudited). The data has been derived from Financial Statements included elsewhere in this Prospectus. No dividends have been paid for any of the periods presented.

                                                                                  (REVISED)
                                        THREE MONTHS        THREE MONTHS        TWELVE MONTHS
                                           ENDED                ENDED               ENDED         TWELVE MONTHS ENDED
                                      OCTOBER 31, 2002    OCTOBER 31, 2003      JULY 31, 2002        JULY 31, 2003
                                        (UNAUDITED)          (UNAUDITED)          (AUDITED)            (AUDITED)
                                        -----------          -----------          ---------            ---------

STATEMENT OF INCOME DATA:
  Revenue                               $  767,753           $  811,388           $   986,857         $  3,365,527
  Net Income (Loss)                     $ (54,182)           $   84,375           $ (427,244)         $   (28,359)
  Net Income (Loss) per Share           $   (0.01)           $     0.02           $    (0.15)         $   (   *  )

---------------------------------
      * Less than $0.01 per share

                                                                               (REVISED)
                                                    OCTOBER 31, 2003         JULY 31, 2002           JULY 31, 2003
                                                       (UNAUDITED)             (AUDITED)               (AUDITED)
                                                       -----------             ---------               ---------
BALANCE SHEET DATA:
  Total Assets                                        $ 1,048,892             $ 1,473,639            $  1,135,122
  Total Liabilities                                   $   746,326             $ 1,761,708            $    913,772
  Stockholders' Equity                                $   302,566             $ (288,069)            $    221,350
                                                      -----------             ----------             ------------




           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion regarding our Financial Statements should be read in conjunction with our Financial Statements and related Notes to Financial Statements included elsewhere in this Prospectus.

OVERVIEW

We are engaged in the business of providing small business related products and services to the public. The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These Shares were acquired by the Selling Shareholders through the exercise of options. This Prospectus covers only the resale of these Shares of our Common Stock by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB, or any other securities exchange upon which our Common Stock is traded. Thereafter, all sales of Shares of our Common Stock shall be at market price.

RESULTS OF OPERATIONS

The following table sets forth selected financial information for the periods indicated:

                                                          (REVISED)                         (UNAUDITED)
                                                     THREE MONTHS ENDED                 THREE MONTHS ENDED
                                                      OCTOBER 31, 2003                   OCTOBER 31, 2002
                                                      ----------------                   ----------------

        STATEMENT OF INCOME DATA:

             Revenue                                    $     811,388                       $    767,753

             Operating Expenses                               727,013                            821,935

             Income (Loss) from operations                     84,375                           (54,182)

             Total other income and (expense)                   4,386                              (473)

             Provision (benefit) for income taxes                (269)                                -

        NET INCOME (LOSS)                                      89,030                           (54,655)


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED OCTOBER 31, 2003

We generated $811,388 in total revenues and $727,013 in total operating expenses for the three months ended October 31, 2003 and $767,753 in total revenues and $821,935 in total operating expenses for the three months ended October 31, 2002. Our sales commission expenses decreased, during this same period of time, from $448,983 to $437,048. This increase in revenues and decrease in sales commission expenses are primarily attributable to our network marketing sales force increasing other small business services revenue. Monthly sales commissions for the sales of certain other small business services are lower than weekly commissions that were paid for the sale of Corporate Education in previous periods. Our commission expenses decreased as a result of the sales force expansion focusing on selling our monthly, other small business services. We have significantly reduced the payment of bonus amounts to our company management in order to improve our net income.

Other small business services revenues increased from $45,406 for the three months ended October 31, 2002 to $405,355 for the same period in 2003. Our direct expenses associated with these revenues decreased from $7,290 to $5,920. This improvement in other small business services profit margin is attributable to our directly providing certain services which we previously outsourced. These services include bookkeeping services, business filing services, company formalities services, resident agent services and mail forwarding services.

Our net loss of $54,655 for the three months ended October 31, 2002 inincreased to a net income of $89,030 for the same period in 2003. We believe that the primary cause of this decrease in loss was the rise in sales and the Company's initiative to control most of the products and services it offers "in-house." For the three months ended October 31, 2002, $37,539 was paid to Gil Kim in the form of cash bonuses. For the three months ended October 31, 2003, were no cash bonuses paid to the Company's officers, Gil Kim and Judy Kim.

Relative to total revenue, the following operating income and expenses changed by five percent (5%) or more when comparing the twelve months ended July 31, 2002 and July 31, 2003: Other Small Business Services Income, Commissions Expense, Payroll Expense and Sales and Marketing Expense, mainly due to the re-characterization and change of Corporate Education Revenue to Business Filing Revenue (in "Other Small Business Services"). Other Small Business Services Revenue increased by over seven percent (7%). Commissions Expense also increased by over twenty-three percent (23%) when comparing the two periods, relative to gross sales, because as the Independent Representatives' sales force grew, more Independent Representatives become eligible for higher commissions than when they originally started selling the Company's services. While Payroll Expense, in dollar amount, was very similar when comparing the two periods, it decreased by approximately forty-one percent (41%) relative to sales. This is due to the increased efficiency of the Company's employees in handling the operations of the Company and rendering of the Company's services. Finally, Sales and Marketing Expense decreased by approximately eight percent (8%) relative to sales, because of the discontinuance of Corporate Education after January 2003, causing less travel expenses to be incurred by the Company.

From August 1, 2001 through October 31, 2003, the revenue streams we recognized were: 1) Corporate Education, 2) Bookkeeping Services with Tax Preparation, 3) Business Filing, also known as incorporation services, 4) Company Formalities Services, 5) Company Record Book and Seal Sales, 6) Credit Services, 7) Legal Services, 8) Mail Forwarding Services, 9) Resident Agent Services, 10) Resident Telephone Services, 11) State Filing Services, 12) Voicemail Services, 13) Website Services and 14) Representative and Agent Fees. Most of the services just mentioned were rendered within three-days after the sale took place to ensure proper funds and payments were received by the Company. The previously-mentioned items that were recognized differently and deferred over a specified amount of time were: 1) Corporate Education, in which revenue was deferred over 12 months, 2) Business Filing, in which revenue was deferred over 3 months, 3) Resident Agent Services, in which revenue was deferred over 12 months, 4) Resident Telephone Services, in which revenue was deferred over 12 months, 5) Voicemail Services, in which revenue was deferred over 12 months, and
6) Representative and Agent Fees, in which revenue was deferred over 12 months. The decision to choose the revenue streams that were deferred was dependent upon the amount of time that services were guaranteed to the customer(s) who purchased the service(s).

In response to certain comments from the SEC, we have revised our revenue recognition policies for the period August 2001 through January 2003. All of the revenues that the Company receives from its customers are received at one time, even if the services for the revenue are to be rendered over a period of time. For example, from August 2001 through January 2003, the Company received Corporate Education revenue that was purchased and paid for by customers one time. Since the service was to be effective for twelve months, we were advised by the SEC staff to record revenues accordingly. Other revenue streams in which services are to be rendered over a period of twelve months are: Representative and Agent Fees, Resident Agent Income, Resident Telephone Income and Voicemail Income. As the Company's Independent Representatives became more educated and comfortable with selling the Company's services, our Independent Representatives decided to conduct his/her own training and Corporate Education Services, without the Company's involvement. Therefore, after January 2003, the Company has stopped selling its Corporate Education Services. The Company's pricing for its products and services and revenue from Representative and Agent Fees was then changed, and Corporate Education Services were re-characterized and changed to Business Filing Services (within "Other Small Business Services"). The Company no longer teaches or educates its customers, rather, we perform the service(s) requested by our customer(s). Since our new Business Filing customers have three months to file their businesses, the Business Filing revenue is deferred over three months. Throughout the Company's history, the Independent Representatives have received weekly commissions according to sales of the Company's services, thus, certain Commissions Expenses were also deferred to match with the deferred revenue. The Company's audited Financial Statements for the year ending July 31, 2002 did not take all of the aforementioned reasons into consideration, so the Financial Statements had to be restated to reflect those accounting principles. In addition, the audited Financial Statements for the year ending July 31, 2002 were restated a second time due to corrections in the Company's capital lease, changing its fixed asset balance and provision for income taxes, which necessarily changed the Company's income tax liability balance. The effect on net income for the year ending July 31, 2002 due to the restatement was a decrease of $504,715. Thus, the net effect was the same, a decrease of $504,715 in equity. Two new Balance Sheet accounts were added to record the remaining balances of revenue and expense: DEFERRED REVENUE (current liability) and DEFERRED COMMISSIONS (current asset).

RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED JULY 31, 2003

The following table sets forth selected financial information for the periods indicated:

                                                             (REVISED)
                                                           TWELVE MONTHS                      TWELVE MONTHS
                                                               ENDED                              ENDED
                                                           JULY 31, 2002                      JULY 31, 2003
                                                             (AUDITED)                          (AUDITED)

        STATEMENT OF INCOME DATA:

             Revenue                                      $     986,857                     $    3,365,257

             Operating Expenses                               1,414,101                          3,393,886

             Income (Loss) from operations                    (427,244)                           (28,359)

             Total other income and (expense)                     4,395                              5,282

             Provision (benefit) for income taxes                14,232                            (4,980)

We generated $3,365,527 in total revenues and $3,393,886 in total operating expenses for the twelve months ended July 31, 2003 and $986,857 in total revenues and $1,414,101 in total operating expenses for the twelve months ended July 31, 2002. Our sales commission expenses increased, during this same period of time, from $361,667 to $1,985,050. This increase in revenues and sales commission expenses is primarily attributable to the development and expansion of our network marketing sales force. As our sales force expanded, it successfully increased total revenues. Our commission expenses increased as a result of the sales force expansion, as well as the performance-based, bonus commission payments to members of the network and company management. We have significantly reduced the payment of bonus amounts to our company management in order to improve our net income.

Other small business services revenues increased from $96,939 for the twelve months ended July 31, 2002 to $571,021 for the same period in 2003. Our direct expenses associated with these revenues increased from $49,315 to $64,032. This improvement in other small business services profit margin is attributable to our directly providing certain services which we previously outsourced. These services include business entity preparation, resident agent services and mail forwarding services.

Our net loss of $437,081 for the twelve months ended July 31, 2002 decreased to a net loss of $18,097 for the same period in 2003. We believe that the primary cause of this decrease in loss was the rise in sales and the Company's initiative to control most of the products and services it offers "in-house."

For the twelve months ended July 31, 2002, there were no cash bonuses paid to the Company's officers, Gil Kim and Judy Kim. For the twelve months ended July 31, 2003, $219,519 was paid to Gil Kim in the form of cash bonuses. According to the six-month comparative income statements, the significant changes in the Cost of Sales and the General and Administrative Expenses (expenses that increased or decreased by more than 10% relative to sales), were Corporate Education Commissions, Business Filing Expenses, Office Supplies, Payroll Expenses, Professional Expenses, and Rent Expenses. In the first year of a company using Network Marketing as a sales strategy, the amount of commissions paid to Independent Representatives is always less compared to the second year and years thereafter. When a Network Marketing Organization starts, not all levels of compensation are paid out, as shown in Table 3, because the sales force had taken some time to reach down the levels of compensation, as well as the higher positions, such as Director and Regional Vice President, which pay higher commission rates.

From August 1, 2001 through July 31, 2003, the revenue streams we recognized were: 1) Corporate Education, 2) Bookkeeping Services with Tax Preparation, 3) Business Filing, also known as incorporation services, 4) Company Formalities Services, 5) Company Record Book and Seal Sales, 6) Credit Services, 7) Legal Services, 8) Mail Forwarding Services, 9) Resident Agent Services, 10) Resident Telephone Services, 11) State Filing Services, 12) Voicemail Services, 13) Website Services and 14) Representative and Agent Fees. Most of the services just mentioned were rendered within three-days after the sale took place to ensure proper funds and payments were received by the Company. The previously-mentioned items that were recognized differently and deferred over a specified amount of time were: 1) Corporate Education, in which revenue was deferred over 12 months, 2) Business Filing, in which revenue was deferred over 3 months, 3) Resident Agent Services, in which revenue was deferred over 12 months, 4) Resident Telephone Services, in which revenue was deferred over 12 months, 5) Voicemail Services, in which revenue was deferred over 12 months, and
6) Representative and Agent Fees, in which revenue was deferred over 12 months. The decision to choose the revenue streams that were deferred was dependent upon the amount of time that services were guaranteed to the customer(s) who purchased the service(s).

Relative to total revenue, the following operating income and expenses changed by more than five percent (5%) or more when comparing the twelve months ended July 31, 2002 and July 31, 2003: Other Small Business Services income, Commissions expense, Payroll Expense and Sales and Marketing expense. Mainly due to the recharacterization and change of Corporate Education Revenue to Business Filing Revenue (in "Other Small Business Services"), Other Small Business Services Revenue increased by over seven percent (7%). Commissions expense also increased by over twenty-three percent (23%) when comparing the two periods, relative to gross sales, because as the Independent Representatives' sales force grew, more Independent Representatives become eligible for higher commissions than when they originally started selling the Company's services. While Payroll expense, in dollar amount, was very similar when comparing the two periods, it decreased by approximately forty-one percent (41%) relative to sales. This is due to the increased efficiency of the Company's employees in handling the operations of the Company and rendering of the Company's services. Finally, Sales and Marketing expense decreased by approximately eight percent (8%) relative to sales, because of the discontinuance of Corporate Education after January 2003, causing less travel expenses to be incurred by the Company.

In response to certain comments from the SEC, we have revised our revenue recognition policies for the period August 2001 through January 2003. All of the revenues that the Company receives from its customers are received at one time, even if the services for the revenue are to be rendered over a period of time. For example, from August 2001 through January 2003, the Company received Corporate Education revenue that was purchased and paid for by customers one time. Since the service was to be effective for twelve months, we were advised by the SEC staff to record revenues accordingly. Other revenue streams in which services are to be rendered over a period of twelve months are: Representative and Agent Fees, Resident Agent Income, Resident Telephone Income and Voicemail Income. As the Company's Independent Representatives became more educated and comfortable with selling the Company's services, the Independent Representatives decided to conduct their own training and Corporate Education services, without the Company's involvement. Therefore, after January 2003 the Company has stopped selling its Corporate Education Services. The Company's pricing for its services and revenue for Representative and Agent Fees was then changed, and Corporate Education Services were re-characterized and changed to Business Filing Services (within "Other Small Business Services"). The Company no longer teaches or educates its customers, rather, we perform the service(s) requested by our customer(s). Since new Business Filing customers have three months, from the date they purchase the service, to file their businesses, the Business Filing revenue is deferred over three months. Throughout the Company's history, the Independent Representatives receive weekly commissions according to sales of the Company's services, so certain Commissions Expense were also deferred to match with the deferred revenue. The Company's audited Financial Statements for the year ending July 31, 2002 did not take all of the aforementioned reasons into consideration, so the Financial Statements had to be restated to reflect those accounting principles. In addition, the audited Financial Statements for the year ending July 31, 2002 were restated a second time due to corrections in the Company's capital lease, changing its Fixed Asset balance and its provision for income taxes, which necessarily changed its income tax liability balance. The effect on net income for the year ending July 31, 2002 due to the restatement was a decrease of $504,715. Thus, the net effect was the same, a decrease of $504,715 in equity. Two new Balance Sheet accounts were added to record the remaining balances of revenue and expense: DEFERRED REVENUE (current liability) and DEFERRED COMMISSIONS (current asset).

RESULTS OF OPERATIONS TWELVE MONTHS ENDED JULY 31, 2002

Revenue for the fiscal year ended July 31, 2002 was $986,857. The Company generally educates individuals and small businesses on the benefits and advantages of establishing a corporation or other similar business entity. This portion of the Company's operations generated $809,759 of revenue for the year. Independent Representatives pay a fee to join the Company's network marketing sales program and $80,159 was paid during the year. During this fiscal year, the Company formed corporations, contracted with professionals in web site design and hosting and provided resident agent services for Nevada businesses, which amounted to $96,939 for our first twelve months of operations. We believe that while the aggregate amount of revenue may increase in the future, the sources of this revenue will contribute approximately the same percentage to total revenue.

OPERATING EXPENSES

Our operating expenses, in the aggregate amount of $1,414,101 are comprised of sales commissions payable to our Independent Representatives, direct costs to provide our products and services, sales and marketing expenses and general and administrative expenses. Sales commission expenses amounted to $361,667 and expenses associated with other small business services amounted to $49,315. Sales and marketing expenses, such as travel and entertainment, were $110,535. General and administrative expenses, including officers' and employees' wages and salaries, equipment rental, professional fees, rent and telephone expenses were $892,584.

INCOME FROM OPERATIONS

We incurred a loss of $437,081, after the allowance for income taxes, during our initial fiscal year of operations. Management believes that its focus upon the development of a network marketing sales system educated in the advantages associated with the various products and services offered by the Company will improve profitability in the future. However, since the network marketing sales force was initially inexperienced and unaware of the benefits of our products and services during our first full year of operations, we incurred a substantial loss.

LIQUIDITY AND CAPITAL RESOURCES

We do not believe that inflation has had a significant impact on our operations since our inception. We believe that our cash flow from operations will be sufficient to support our operations during our next twelve months. While there can be no assurance, we do not anticipate seeking new capital through June 30, 2003. Our company provides stock options as an incentive to our network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our stock. Since the inception of our company, 1,673,767 shares of our Common Stock have been issued as the result of option exercises. As of January 31, 2003, we have received a total of $615,272 as a result of the exercise of these stock options. Subsequent to January 31, 2003, we have received less than $10,000 due to the exercise of additional stock options. Each optionholder was provided with a disclosure document prior to the exercise of their options.

The Registration Statement, of which this Prospectus is a part, registers 1,593,399 shares of our Common Stock that were previously issued to individuals and entities exercising our stock options. We are not registering any shares for resale pursuant to the exercise of options.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron.

FUTURE PLAN OF OPERATION

We believe that a critical component of our future growth will be the identification and deployment of additional services required by small business operations. We have found that new product introductions are helpful in assuring continuing interest on the part of the members of our network marketing system. Products and services we are considering include international issues such as visa compliance and import/export regulations, estate and retirement planning and business and life insurance. While there is no assurance that we will introduce any of these products or services to the marketing network and if such an introduction takes place, there is no assurance that the product will be profitable, we are dedicated to continuing to analyze potential new products and services to be offered. We anticipate adding up to five additional employees through July 31, 2004.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 along with all amendments and exhibits to it under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the SEC pursuant to the Act and the rules and regulations of the thereunder.

The Registration Statement, including the Exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities Exchange Commission at 1-800-SEC-0330. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, you should refer to the filed document for the complete details. The Commission's Internet site located at www.sec.gov contains reports, proxy and information statements and other information regarding issuers that have electronically filed with the Commission.

FORWARD LOOKING STATEMENTS

This Prospectus contains certain statements about our future business plans, including our current intention to develop and market new products and services in the future and our possible need for additional capital to finance our growth. Statements made in this prospectus regarding our future business prospects and capital needs are forward-looking statements under federal securities laws. There is no assurance that any statement about our future business potential will eventually actually occur or that our projected revenues and expenses will not be materially different that our current expectations. Our ability to proceed with the implementation of our business plans is subject to all of the risks discussed in this prospectus and our ability to estimate the time period for which such implementation would occur is subject to substantial uncertainty. Undue reliance should not be placed upon any forward looking statement contained in this Prospectus, including but not limited to statements about the introduction of new products and services, our need for additional capital and the anticipated timing in implementing any of our future business plans. These statements are based on the current expectations of our management, which may change in the future due to a large number of unanticipated future developments, including, but not limited to the Risk Factors set forth in this Prospectus.

                      ORGANIZATION OF MSTG SOLUTIONS, INC.

HISTORY

Our company is a Nevada corporation that changed its name from Tech Windows, a Nevada corporation to MSTG Solutions, Inc., a Nevada corporation during the fourth quarter of 2001. The major shareholders of the Company are Gil Kim and Judy Kim, who jointly own 3,100,000 Shares of our Common Stock, and Strawberry Canyon Capital, Inc., whose sole shareholder is Lawrence Horwitz, owns 250,000 Shares of our Common Stock. Horwitz and Cron, a law firm in which Mr. Horwitz is a partner, provides legal work for our company.

Our operations have been financed exclusively by Gil and Judy Kim and the exercise of stock options. Initially, the Company was established to market long distance services through its network-marketing program. The Company has adjusted its plans to now focus exclusively upon small business related products and services.

                             BUSINESS OF THE COMPANY

GENERAL

On June 26, 2001 Tech Windows was incorporated in the state of Nevada. During its initial six months of existence, no business operations were conducted through Tech Windows. In February, 2002 the name of Tech Windows was changed to MSTG Solutions, Inc. We initially established our business to market long distance services through a network-marketing program. We have adjusted our plans to now focus exclusively upon providing products and services for small businesses.

Our management believes that it has established a convenient method to form a corporation or other similar business entity, obtain a professionally-designed business web site, retain professionals such as accountants, lawyers and salespeople and use these tools to generate income by sharing the Company's products and services to the end consumer.

Between the period August 1, 2001 and January 31, 2003 we offered two different "Corporate Education" service packages - the "C-Pak" for $495.00 or the "Hi-Pak" for $895.00. The customer(s) would receive education and training on the benefits of incorporating small businesses for a period of 12 months from the date of purchase. The customer would pay either $495.00 ("C-Pak") or $895.00 ("Hi-Pak") for the purchase of the service package, and we in turn, would pay the Corporate Education Commissions according to the then applicable Marketing and Compensation Plan. We received a total of approximately $3,600,000 in Corporate Education Revenue during this period. We paid Corporate Education Commissions to our Independent Representatives of approximately $2,300,000 during this period, or about 64% of the total Corporate Education Revenue received.

Our two training packages that were marketed, called the "C-Pak" and "Hi-Pak," provided for 12 months of education seminars, which included, but were not limited to, discussions and instructions on the following topics:

     o Business Entities and Strategies: Which is the best business entity for me?

     o Business Formalities: What do I need to do to comply with legal requirements to assure that my business entity protects my personal assets?

     o Setting up Books for your Company: How do I properly document my business income and expenses?

     o Basic Business Credit Profile Building: How will I build a business credit profile that has nothing to do with my personal credit profile?

     o Business Contracts: What contracts do I need and what are the key clauses of these contracts?

     o Tax Advantages: How can I legally save on federal and state income taxes?

We had local, regional and national training events, as well as national conference calls, in which our Independent Representatives and customers participated. Customers were awarded a Certificate of Attendance at the first educational seminar offered by our MSTG Academy they attended.

After the purchase of one of our training or education services, customers had one-year of free attendance to our Academy's educational training and seminars. In addition, should a customer decide to incorporate their business, the customer could avail themselves of our business filing service (a.k.a. corporate service or incorporation service), with state filing fees and list of officers' filing separate. Customers could choose to file their business entities within two years from the date of purchase of one of either of our training packages.

We intend that all of our products and services be marketed through our sales network of Independent Representatives. Our management believes that this sales network provides the critical link between our products and services and the end consumer.

As Independent Representatives became more familiar with our products and services, the Independent Representatives took over the continuing education and training of customers and new Independent Representatives directly after January 31, 2003. Since that time, when customer requirements have been fulfilled, all sales commissions have been paid from the Company's business filing sales ("Corporate Service"), Independent Representative fees and the Company's other small business services offered (i.e., bookkeeping services, legal services, website services). The Independent Representative(s) would be responsible for all associated costs of education and training. While there is no assurance that we will successfully expand our range of services to include any or all of the foregoing services, it is presently our intention to monitor the marketplace for products and services, which compliment the existing offerings, and to incorporate such products and services into our business plans.

Our current revenues are derived from one of three sources:

     o CORPORATE EDUCATION: While we have recently eliminated the trade name, "C-Pak," from our current marketing strategy, much of our historical revenue, under this category, arose from the sales of "C-Paks" and "Hi-Paks." "C-Paks" involved a one-time fee payable by the customer to receive education and training for one year and to file their business entity such as a corporation. "Hi-Paks" involved all of the items included in the "C-Pak," as well as a Company Book and Seal and an Incorporation Training Kit that included a book written by the Company, with additional information and brochures. We have replaced "C-Pak" and "Hi-Pak" with a one-time fee for which we provide all of the necessary services to file a customer's business entity. The "Hi-Pak" term is still used, but is now referred to as customers who purchase the one-time fee to file their business (a.k.a. incorporation service, corporate service) and become Optional Team Leader (OTL), as an Independent Representative of the Company. "Hi-Pak" is no longer linked with any type of education or training. There are no further education services.

     o REPRESENTATIVE AND AGENT FEES: These fees are paid by individuals who decide to join our network marketing sales force.

     o OTHER SMALL BUSINESS SERVICES: These are revenues generated from the various small business services we provide, including bookkeeping, business filing, company formalities, credit, legal, mail forwarding, resident agent, resident telephone, voicemail and website services.

After January 31, 2003 Corporate Education and the one-time fee of $495.00 for the filing of the customer's business, which is ordered with our "Business Filing Service Order Form" was discontinued. We provide each customer with a retail business kit that includes literature and a book on the incorporation process and corporate credit. The customer also receives incorporation services (the right to incorporate), valid until the customer decides in which state they would like to incorporate. As amended in the MSTG Solutions, Inc. Policies and Procedures, each Business Filing customer has 3 months from the date of their purchase to incorporate their business. When the customer is ready to incorporate, they pay the applicable State Filing Fee(s). When a Business Filing Sale is made, the Independent Representatives' Sales Commissions are paid the following week and detailed in our Marketing and Compensation Plan. If a customer chooses to become an Optional Team Leader (OTL) and purchase the Business Filing Service simultaneously, then higher Sales Commissions are paid to the Independent Representatives. After January 31, 2003 our Independent Representatives took over the continuing education and training of new Representatives directly, since the Company ceased Corporate Education. Since that time, when customer requirements had been fulfilled, all Sales Commissions have been paid from our Business Filing Sales, Representative and Agent Fees, and our monthly corporate and business services offered (i.e., Bookkeeping Services, Legal Services, Website Services, etc.). Our Marketing and Compensation Plans for the Independent Representatives are set forth in the following Tables:

                   WEEKLY COMMISSIONS FOR EACH BUSINESS FILING
                    OR INDEPENDENT REPRESENTATIVE (OTL) SALE
                      FROM FEBRUARY 1, 2003 THROUGH PRESENT


                          ---------------- ---------------- -------------- ------------- --------------- --------------
                             OPTIONAL
                             CUSTOMER                         QUALIFIED                                     REGIONAL
                          REPRESENTATIVE    OPTIONAL TEAM    TEAM LEADER                                      VICE
                               (OCR)        LEADER (OTL)        (QTL)         MANAGER        DIRECTOR       PRESIDENT
                          ---------------- ---------------- -------------- ------------- --------------- --------------
                                                             Be an OTL
                            Pay the $99     Pay the $499     and Make 3
                            Independent     Independent      Qualifying       Sponsor        Sponsor          Sponsor
                          Representative   Representative       Sales            6              5                5
REQUIREMENTS                    Fee              Fee        (3 customers)       QTLs         Managers       Directors
------------------------- ---------------- ---------------- -------------- ------------- --------------- --------------
LEVEL 1 - PERSONAL SALES  $              - $              - $       100.00 $      150.00 $        160.00 $       165.00
------------------------- ---------------- ---------------- -------------- ------------- --------------- --------------
LEVEL 2 - OVERRIDES       $              - $              - $            - $       50.00 $         60.00 $        65.00
------------------------- ---------------- ---------------- -------------- ------------- --------------- --------------
LEVEL 3 - OVERRIDES       $              - $              - $            - $        5.00 $         10.00 $        10.00
------------------------- ---------------- ---------------- -------------- ------------- --------------- --------------
LEVEL 4 - OVERRIDES       $              - $              - $            - $        5.00 $          5.00 $         5.00
------------------------- ---------------- ---------------- -------------- ------------- --------------- --------------



                 WEEKLY COMMISSIONS FOR EACH BUSINESS FILING AND
                      INDEPENDENT REPRESENTATIVE (OTL) SALE
                      FROM FEBRUARY 1, 2003 THROUGH PRESENT

                         ---------------- --------------- -------------- -------------- -------------- -------------
                             OPTIONAL
                            CUSTOMER         OPTIONAL       QUALIFIED                                     REGIONAL
                         REPRESENTATIVE    TEAM LEADER        TEAM                                          VICE
                              (OCR)           (OTL)       LEADER (QTL)      MANAGER        DIRECTOR      PRESIDENT
                         ---------------- --------------- -------------- -------------- -------------- -------------
LEVEL 1 - PERSONAL SALES $              - $             - $       200.00 $       300.00 $       340.00 $      365.00
------------------------ ---------------- --------------- -------------- -------------- -------------- -------------
LEVEL 2 - OVERRIDES      $              - $             - $            - $       100.00 $       140.00 $      165.00
------------------------ ---------------- --------------- -------------- -------------- -------------- -------------
LEVEL 3 - OVERRIDES      $              - $             - $            - $        20.00 $        40.00 $       55.00
------------------------ ---------------- --------------- -------------- -------------- -------------- -------------
LEVEL 4 - OVERRIDES      $              - $             - $            - $        15.00 $        25.00 $       35.00
------------------------ ---------------- --------------- -------------- -------------- -------------- -------------
LEVEL 5 - OVERRIDES      $              - $             - $            - $        10.00 $        15.00 $       20.00
------------------------ ---------------- --------------- -------------- -------------- -------------- -------------


                 MONTHLY SALES COMMISSIONS FOR EACH BOOKKEEPING,
               COMPANY FORMALITIES, CREDIT, LEGAL OR WEBSITE SALE
                       FROM AUGUST 1, 2001 THROUGH PRESENT

                            ---------------- --------------- -------------- -------------- -------------- -------------
                                OPTIONAL
                               CUSTOMER         OPTIONAL       QUALIFIED                                     REGIONAL
                            REPRESENTATIVE    TEAM LEADER        TEAM                                          VICE
                                 (OCR)           (OTL)       LEADER (QTL)      MANAGER        DIRECTOR      PRESIDENT
                           ---------------- --------------- -------------- -------------- -------------- -------------
  LEVEL 1 - PERSONAL SALES $           1.00 $          1.00 $         1.00 $         1.40 $         1.80 $        2.20
  ------------------------ ---------------- --------------- -------------- -------------- -------------- -------------
  LEVEL 2 - OVERRIDES      $              - $            -  $          .50 $          .90 $         1.30 $        1.70
  ----------------------   ---------------- --------------- -------------- -------------- -------------- -------------
  LEVEL 3 - OVERRIDES      $              - $            -  $          .50 $          .90 $         1.30 $        1.70
  ----------------------   ---------------- --------------- -------------- -------------- -------------- -------------
  LEVEL 4 - OVERRIDES      $              - $            -  $          .50 $          .90 $         1.30 $        1.70
  ----------------------   ---------------- --------------- -------------- -------------- -------------- -------------
  LEVEL 5 - OVERRIDES      $              - $             - $          .50 $          .90 $         1.30 $        1.70
  ----------------------   ---------------- --------------- -------------- -------------- -------------- -------------
  LEVEL 6 - OVERRIDES      $              - $             - $         1.00 $         1.40 $         1.70 $        2.10
  ----------------------   ---------------- --------------- -------------- -------------- -------------- -------------
  LEVEL 7 - OVERRIDES      $              - $             - $         3.00 $         3.40 $         3.80 $        4.20
  ----------------------   ---------------- --------------- -------------- -------------- -------------- -------------

In addition to being our customers, the customer can also become an Independent Representative by selling our products and services in order to earn sales commissions and sales commission overrides, depending upon their degree of involvement in our sales network and their success in marketing our products and services. We market our products and services through this sales network of Independent Representatives to market our products and services and to sponsor and develop others to build their own sales organizations. We recorded revenues of $80,159 and $304,641 in fees for the twelve months ended July 31, 2002 and July 31, 2003 by individuals for the purpose of joining our network marketing program.

No commissions are paid solely based on recruitment of others. When a product or service is sold, depending on the product or service, the sales commission is paid the next week or the next month to the Independent Representative making the sale. In addition, override commissions are also paid for the sale to the original Independent Representatives whom are in the sponsorship line of the Independent Representative who made the sale. When an Independent Representative joins the program, we provide an Independent Representative a Marketing Kit, allow presentations and trainings at any of our offices, occasionally organize area-training meetings at locations besides our offices, and designate personnel at the corporate office, specially trained to answer questions and inquiries from Independent Representatives and retail customers. We offer various communication avenues to our Independent Representatives to keep other Independent Representatives informed of any changes in the marketing of our products and services. The primary communication vehicles we utilize to keep our Independent Representatives informed include the extensive use of electronic mail, an interactive voicemail service and our website, http://www.mstgs.com.

Network marketing is primarily used for marketing based on personal sales, since it encourages the authorized sales agent, or Independent Representative, to use face-to-face meetings with potential customers and has the potential of attracting a large number of sales personnel within a short period of time, while avoiding significant advertising costs. Our marketing efforts towards individuals typically target small business owners or individuals seeking to start their own business, using the benefits of an advantageous business entity, such as a corporation. Our Independent Representatives can also offer customers with additional services such as bookkeeping, corporate formalities, company books and seals, legal, mail forwarding, resident agent, voicemail and website services that a typical small business may need. Our sales network sold approximately 95% of our products and services during the twelve months ended July 31, 2002.

Our Independent Representatives, generally engaged as independent contractors, are provided with an Independent Representative Marketing Kit at the purchase of the Optional Team Leader (OTL) position. After initial customer qualification requirements, they are given the opportunity to sell all of our products and services, sponsor other individuals to build their own sales organization, receive commissions based on their personal sales and override commissions of their sponsored Independent Representatives' sales, qualify for performance bonus commissions and qualify for other performance perks. All advertising and solicitation materials used by the Independent Representatives must be approved by us prior to use. We currently have over 3,000 Independent Representatives marketing our products and services throughout the United States and Canada. A substantial number of our Independent Representatives market our products and services on a part-time basis, only.

Throughout our operating history, each of our Independent Representatives is required to sign our Independent Representative Agreement. As of February 1, 2003, each Representative has two options: (1) become an Optional Customer Representative (OCR) with the payment of $99.00; or (2) become an Optional Team Leader (OTL) with the payment of $499.00. While both of these positions entitle the Independent Representative to receive personal sales commissions, only the OTL position entitles the Independent Representative to form his or her own sales organization, entitling the Independent Representative to receive override sales commissions based upon the performance of those in the Independent Representative's organization.

We derive revenues from the marketing efforts of its network marketing sales force. As an Independent Representative, the individual is free to build a team of other Independent Representatives in order to qualify for override sales commissions and performance bonus commissions. These teams then train and qualify the members of the teams to earn sales commissions, override commissions and performance bonus commissions throughout the entire organization.

COMPETITION

We believe that we have substantial competition in both the marketing of our products and services over the Internet and in attracting experienced authorized sales agents. Many of these competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other companies with superior financing to our company may elect to enter the market. Competitors may devote greater resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we can. We cannot assure you that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures that we face may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, we may, from time-to-time, make certain service or marketing decisions or acquisitions that could have a material adverse affect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us. In addition, companies that control access to transactions through network access or Web browsers could promote our competitors or charge us a substantial fee for inclusion.

Our competitors include virtually all companies that offer some or all of our products and services and all companies that market any product or service utilizing network marketing.

INTELLECTUAL PROPERTY

We currently have an application pending with the United States Patent and Trademark Office for registration of the name "MSTG Solutions" as a trademark. We have also registered the website domain name of www.mstgs.com.

We do not rely on proprietary technology in providing our services and products over the Internet. While we use technology, which has been customized for its own purposes, we have deliberately avoided becoming overly dependent on any one technology. By avoiding reliance on any one technology, we will be able to take advantage of technological advances to provide improved accessibility to its content.

We have no collective labor agreements.

EMPLOYEES

As of the date hereof, we have four full-time employees. We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory. In the long term, we will attempt to hire additional employees, as needed, based upon our growth rate.

PROPERTIES AND FACILITIES

As of the date hereof, our main administrative offices are located at 3111 North Tustin Avenue, Suite 280, Orange, California 92865, consisting of 3,000 square feet, with a lease obligation of $4,870 per month. We also maintain satellite offices in Las Vegas, Nevada located at 3900 Paradise Road, Suite 120, Las Vegas, Nevada 89109, consisting of 900 square feet, with a lease obligation of $1,591 per month and in San Diego, California located at 2667 Camino Del Rio South, Suite 106, San Diego, California 92108, consisting of 800 square feet, with a lease obligation of $1,357 per month.

LITIGATION

To the best knowledge of our Management, there is currently no material litigation pending or threatened against the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors and Officers are as follows:

      ===================== ============ ===================================

      NAME                      AGE      OFFICE / POSITION WITH THE COMPANY

      Gil Kim                    48      President and Chairman of the Board

      Judy Kim                   48      Vice President, Controller
                                         {Chief Financial  Officer},
                                         Secretary and Director

      L. Eric Alexander          66      Director

      Steven E. Schmitt          36      Director

      Jay H. Park                47      Director

      ===================== ============ ===================================

GIL KIM, AGE 48 - PRESIDENT AND CHAIRMAN OF THE BOARD. Mr. Kim began his career in network marketing as an Independent Representative of NTC (National Telephone and Communications, Inc.) in 1993. NTC was a reseller of long distance telephone services. When the president of the marketing division of NTC left in February 2000 to build PriceNetUSA, he asked Mr. Kim to market PriceNet's products. Mr. Kim worked on behalf of NTC from 1993 until he began working on behalf of PriceNetUSA. Mr. Kim was an independent sales representative for PriceNet from 1999-2000. PriceNet was an online e-commerce company marketed through an extensive network of independent sales representatives. Many of the current representatives of our company worked with Mr. Kim at PriceNet. During Mr. Kim's one year of participation in the PriceNet marketing effort, he was an Independent Sales Representative marketing PriceNet's online shopping mall. Mr. Kim has been a licensed California real estate agent since June, 2000 and continues to be an active investor in various companies. On June 26, 2001 Gil and Judy Kim formed Tech Windows. In February, 2002 the name of this corporation was changed to MSTG Solutions, Inc. Mr. Kim has been employed by MSTG since its inception in August, 2001.

JUDY KIM, AGE 48 - VICE PRESIDENT, CONTROLLER {CHIEF FINANCIAL OFFICER}, SECRETARY AND DIRECTOR. Mrs. Kim is the wife of Gil Kim. She attended Hon Yik University, earning a degree in Arts. From 1984 through 1991, Mrs. Kim was a partner in Young Shin Chiropractic Services. From 1992 through 1997, Mrs. Kim managed a restaurant and a convenience market owned by both Mr. Kim and Mrs. Kim. She also actively assisted Mr. Kim in organizing the network marketing organizations, operating with Mr. Kim at NTC and PriceNetUSA. Mrs. Kim has been employed by MSTG Solutions, Inc. since its inception in August 2001.

L. ERIC ALEXANDER, AGE 66 - DIRECTOR. Mr. Alexander has been an independent marketing consultant with L. Eric Alexander & Associates since 1985. He has developed and implemented sales and marketing strategies in a variety of industries. Prior to this position, Mr. Alexander was a Vice President with Sterling Health Services, a nutritional products and water purification equipment marketing company. From 1975 through 1982, Mr. Alexander worked for American Salesmasters, Inc. and its successor company, primarily involved in the production and marketing of motivational and leadership videotapes.

STEVEN E. SCHMITT, AGE 36 - DIRECTOR. Mr. Schmitt assists clients in achieving performance goals through an effective coaching strategy that incorporates living a healthy, balanced lifestyle. Mr. Schmitt has over 14 years experience in self-development coaching. Mr. Schmitt is the author of three, high selling - in demand books, which include thoughts on living a life full of freedom, prosperity and joy. Mr. Schmitt is one of the most sought-out international speakers, helping people awaken to their potential on a physical, emotional and spiritual level.

JAY H. PARK, AGE 47 - DIRECTOR. Mr. Park is a licensed attorney, operating the Law Offices of Jay H. Park and Associates since 1986. Mr. Park's practice involves business transactions, litigation and criminal matters. Mr. Parks has also been a Judge Pro Tempore with the California Superior Court, County of Orange-West Justice Center, presiding over traffic and small claims matters.


                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

         The following table and attached notes set forth the compensation of our executive Officers and Directors during the twelve months ended July 31, 2003:

                                                                                     Long Term Compensation
                                                                       --------------------------------------------------
                                    Annual Compensation(1)                       Awards                    Payouts
                                    ----------------------             ---------------------------   --------------------
                                                            Other      Options(3)       Securities   LTIP       All other
                            Year     Salary       Bonus     annual                      Underlying   Payouts     Compen-
                                                            Compen                    Options/SARs               sation
Name and Principal                                          -sation
Position
Gil Kim - President(2)      2001        -0-            -0-    None      500,000            -0-       None        None
                            2002   $263,000       $210,661    None            -            -0-       None        None
                            2003   $135,000       $219,519    None            -            -0-       None        None

Judy Kim - Vice             2001        -0-                   None            -            -0-       None        None
President, Controller       2002   $ 52,000            -0-    None            -            -0-       None        None
                            2003   $135,000            -0-    None            -            -0-       None        None
                                   --------       --------    ----      -------            ---       ----        ----

All officers as a group     2001        -0-           -0-     None      500,000            -0-       None        None
(2 persons)                 2002   $315,000       $210,661    None            -            -0-       None        None
                            2003   $270,000       $219,519    None            -            -0-       None        None
                                   ========       ========    ====      =======            ===       ====        ====
         TOTAL                     $585,000       $430,180    NONE      500,000            -0-       NONE        NONE
                                   ========       ========    ====      =======            ===       ====        ====

NOTES TO EXECUTIVE COMPENSATION
-------------------------------
(1) Directors of the Company do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending Directors' meetings.

(2) The remuneration described in the table does not include our cost for benefits furnished to the named executive officers, including premiums for health insurance, reimbursement of expenses, and other benefits provided to such individual that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named above did not receive other compensation in excess of the lesser of $25,000 or 10% of such officers' cash compensation.

(3) The options have an exercise price of $0.25 per share. All options issued by us contain a right to acquire one Share of our Common Stock per option. All options currently issued and outstanding (500,000 issued to Gil and Judy Kim and 250,000 issued to Strawberry Canyon Capital, Inc.) are exercisable into Shares of restricted stock, within the next 60 days.

EMPLOYMENT AGREEMENTS
---------------------

The Company had an employment agreement with Judy Kim, its Vice President, Controller and Secretary, dated December 1, 2001. The agreement had a term of five years, provided for an annual salary of $52,000, and incentive cash and stock option bonuses. There was no severance provision. A revised and amended employment agreement, dated December 1, 2002, provided for an annual salary of $184,000 with all other terms remaining the same as those of the original employment agreement dated December 1, 2001. The Company's current revised and amended employment agreement with Judy Kim, dated December 1, 2003, provides for an annual salary of $208,000. All other terms remain unchanged.

The Company had an employment agreement with Gil Kim, its President, dated December 1, 2001. The agreement had a term of five years, provided for an annual salary of $260,000, and incentive cash and stock option bonuses. There was no severance provision. A revised and amended employment agreement, dated December 1, 2002, provided for an annual salary of $184,000 with all other terms remaining the same as those of the original employment agreement dated December 1, 2001. The Company's current revised and amended employment agreement with Gil Kim, dated December 1, 2003, provides for an annual salary of $208,000. All other terms remain unchanged.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., valued at $0.06 per share, as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron. Horwitz & Cron is receiving $50,000 as payment for legal services provided in connection with this offering. All options issued by us contain a right to acquire one share of Common Stock per option. All options currently issued and outstanding (500,000 issued to Gil and Judy Kim and 250,000 issued to Strawberry Canyon Capital, Inc.) are exercisable into shares of restricted stock, within the next 60 days.

              SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock and stock options as January 9, 2004 by: (i) each Stockholder known by us to be the beneficial owner of more than 5% (five percent) of the outstanding Common Stock; (ii) each of our Directors; and (iii) all Directors and Officers as a group:

                                         Shares of              Percent of
Name and Address                      Common Stock(1)            Class(2)
----------------                      ---------------           ----------

Gil Kim and Judy Kim, JWTROS(2)          3,600,000                70.26%

Lawrence W. Horwitz                        500,000                 9.76%

All Officers and Directors

as a Group (2 persons)                   3,600,000                70.26%
---------------

(1) Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. Mr. and Mrs. Kim own 3,100,000 shares of Common Stock and 500,000 options to acquire Common Stock exercisable at $0.25 per share. Strawberry Canyon Capital, Inc., a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron, owns 250,000 shares of Common Stock and 250,000 options to acquire Common Stock exercisable at $0.50 per share.

(2) C/o MSTG Solutions, Inc., 3111 North Tustin Avenue, Suite 280, Orange, California 92865.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron.

                              SELLING SHAREHOLDERS

The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus only covers the resale of these Shares of our Common Stock by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on OTCBB or other securities exchange upon which the Shares are traded. Thereafter, all sales of Shares of our Common Stock shall be at market price.

All Selling Shareholders are participants in our network-marketing program and all Shares owned by each of the Selling Shareholders are being registered for resale only in the Registration Statement, of which this Prospectus is a part. The following table sets forth the number of Shares of Common Stock that may be offered for sale, from time-to-time, by the Selling Shareholders:

------- ---------------------------------- ------------------- ----------------
                                                                 PERCENTAGE
                                            SHARES OF COMMON   OWNED, IF MORE
                        SHAREHOLDER         STOCK OFFERED(1)       THAN 1%
------- ---------------------------------- ------------------- ----------------
1       1st Step Enterprises, Inc.                200                 *
------- ---------------------------------- ------------------- ----------------
2       Abanador, Rochelle                       3,600                *
------- ---------------------------------- ------------------- ----------------
3       Abot, Soleta                              200                 *
------- ---------------------------------- ------------------- ----------------
4       Abracosa, Cherry Pie                      200                 *
------- ---------------------------------- ------------------- ----------------
5       Adricula, Noriel                         3,700                *
------- ---------------------------------- ------------------- ----------------
6       Aguilar, Richard                         3,100                *
------- ---------------------------------- ------------------- ----------------
7       Aguiluz, Lucille                         7,200                *
------- ---------------------------------- ------------------- ----------------
8       Alayu, Teresita                          2,000                *
------- ---------------------------------- ------------------- ----------------
9       Albaniel-Brown, Lolita                    200                 *
------- ---------------------------------- ------------------- ----------------
10      Aleksandryan, Irina                       200                 *
------- ---------------------------------- ------------------- ----------------
11      Almazan, Imelda                           300                 *
------- ---------------------------------- ------------------- ----------------
12      Amaya, Luis                               200                 *
------- ---------------------------------- ------------------- ----------------
13      Ambat, Eleanor                            200                 *
------- ---------------------------------- ------------------- ----------------
14      Anabo, Omar                              79,850               *
------- ---------------------------------- ------------------- ----------------
15      Angus, Felipe & Teresita                 3,600                *
------- ---------------------------------- ------------------- ----------------
16      Aquino, Helen                             200                 *
------- ---------------------------------- ------------------- ----------------
17      Arambula, Jack                            200                 *
------- ---------------------------------- ------------------- ----------------
18      Ariate, Norma                            3,200                *
------- ---------------------------------- ------------------- ----------------
19      Armao, Andon                              200                 *
------- ---------------------------------- ------------------- ----------------
20      Arpon, Dante                              200                 *
------- ---------------------------------- ------------------- ----------------
21      Arreola, Ethel                            200                 *
------- ---------------------------------- ------------------- ----------------
22      Atil, Jr., Jose                          3,300                *
------- ---------------------------------- ------------------- ----------------
23      Attar, Venkatesh                          200                 *
------- ---------------------------------- ------------------- ----------------
24      Aubertin, Irene                           400                 *
------- ---------------------------------- ------------------- ----------------
25      Axtle, Eduardo                           3,000                *
------- ---------------------------------- ------------------- ----------------
26      Axtle, Maria                              200                 *
------- ---------------------------------- ------------------- ----------------
27      Badiang, Jesse                           1,000                *
------- ---------------------------------- ------------------- ----------------
28      Badillo, Edward                           300                 *
------- ---------------------------------- ------------------- ----------------
29      Balisi, Bill                             15,000               *
------- ---------------------------------- ------------------- ----------------




------- ---------------------------------- ------------------- ----------------
                                                                 PERCENTAGE
                                            SHARES OF COMMON   OWNED, IF MORE
                        SHAREHOLDER         STOCK OFFERED(1)       THAN 1%
------- ---------------------------------- ------------------- ----------------
30      Balisi, Susan                            3,000                *
------- ---------------------------------- ------------------- ----------------
31      Ballesteros, Benjamina                   2,000                *
------- ---------------------------------- ------------------- ----------------
32      Barrera, Olivia                          3,600                *
------- ---------------------------------- ------------------- ----------------
33      Bautista, Teresita                        200                 *
------- ---------------------------------- ------------------- ----------------
34      Beaudoin, Anne                            400                 *
------- ---------------------------------- ------------------- ----------------
35      Beaudoin-LaFleur, Louisette              3,300                *
------- ---------------------------------- ------------------- ----------------
36      Beck, Melvyn                              200                 *
------- ---------------------------------- ------------------- ----------------
37      Bejarano, Felix                           200                 *
------- ---------------------------------- ------------------- ----------------
38      Bello, Edward                            2,900                *
------- ---------------------------------- ------------------- ----------------
39      Bello, James                              200                 *
------- ---------------------------------- ------------------- ----------------
40      Beltrano, Kaila                          10,000               *
------- ---------------------------------- ------------------- ----------------
41      Bermundo, Amante                         1,000                *
------- ---------------------------------- ------------------- ----------------
42      Bermundo, Imelda                         1,000                *
------- ---------------------------------- ------------------- ----------------
43      Bernarbe, Lilli Ann                       200                 *
------- ---------------------------------- ------------------- ----------------
44      Beuman, Gerald                           4,400                *
------- ---------------------------------- ------------------- ----------------
45      Bisson, Carole                            400                 *
------- ---------------------------------- ------------------- ----------------
46      Bolden, Michael                          16,000               *
------- ---------------------------------- ------------------- ----------------
47      Bomongcag, Florida                        200                 *
------- ---------------------------------- ------------------- ----------------
48      Boner, Phyllis                            500                 *
------- ---------------------------------- ------------------- ----------------
49      Bono, Russell                             200                 *
------- ---------------------------------- ------------------- ----------------
50      Bradley, Roxanne                          200                 *
------- ---------------------------------- ------------------- ----------------
51      Briones, Andres                          3,600                *
------- ---------------------------------- ------------------- ----------------
52      Brual, Nellie                            7,780                *
------- ---------------------------------- ------------------- ----------------
53      Bumacod, Martina                          200                 *
------- ---------------------------------- ------------------- ----------------
54      Bustamante, Marilyn                      3,300                *
------- ---------------------------------- ------------------- ----------------
55      Butler, Joyce                            1,200                *
------- ---------------------------------- ------------------- ----------------
56      Cabanilla, Nancy                         1,250                *
------- ---------------------------------- ------------------- ----------------
57      Calica, Marissa                           200                 *
------- ---------------------------------- ------------------- ----------------
58      Calub, Victoria                           200                 *
------- ---------------------------------- ------------------- ----------------
59      Campbell, Dean                            200                 *
------- ---------------------------------- ------------------- ----------------
60      Canlas, Leonar                            200                 *
------- ---------------------------------- ------------------- ----------------
61      Caparaz, Julian                           150                 *
------- ---------------------------------- ------------------- ----------------
62      Carlos, Jr., Ernesto                      200                 *
------- ---------------------------------- ------------------- ----------------
63      Carlton, Lyle                             200                 *
------- ---------------------------------- ------------------- ----------------
64      Carrathus, Harvey                         400                 *
------- ---------------------------------- ------------------- ----------------
65      Carter, Jean                             4,400                *
------- ---------------------------------- ------------------- ----------------
66      Carungcong, Soledad                       500                 *
------- ---------------------------------- ------------------- ----------------
67      Celestial Treasure, Inc.                 3,400                *
------- ---------------------------------- ------------------- ----------------
68      Chan, Tat-Sing                            100                 *
------- ---------------------------------- ------------------- ----------------
69      Charifa, Mars                            2,000                *
------- ---------------------------------- ------------------- ----------------
70      Chavez, Gilbert                           200                 *
------- ---------------------------------- ------------------- ----------------
71      Chavez, Jr., Antonio                     1,994                *
------- ---------------------------------- ------------------- ----------------



------- ---------------------------------- ------------------- ----------------
                                                                 PERCENTAGE
                                            SHARES OF COMMON   OWNED, IF MORE
                        SHAREHOLDER         STOCK OFFERED(1)       THAN 1%
------ ---------------------------------- ------------------- ----------------
72      Cheng, Paul                               100                 *
------- ---------------------------------- ------------------- ----------------
73      Chia, Nyen                               3,600                *
------- ---------------------------------- ------------------- ----------------
74      Chivante, J.                             1,000                *
------- ---------------------------------- ------------------- ----------------
75      Cilot, Gracieta                           200                 *
------- ---------------------------------- ------------------- ----------------
76      Clark, Edith                             1,800                *
------- ---------------------------------- ------------------- ----------------
77      Cleofas, Wilma                            200                 *
------- ---------------------------------- ------------------- ----------------
78      Cleve, Doris                              400                 *
------- ---------------------------------- ------------------- ----------------
79      Colberg, Susan                            200                 *
------- ---------------------------------- ------------------- ----------------
80      Coleman, Jerry                           1,500                *
------- ---------------------------------- ------------------- ----------------
81      Cordero, Lily                            1,800                *
------- ---------------------------------- ------------------- ----------------
82      Cordoba, Jorge                            200                 *
------- ---------------------------------- ------------------- ----------------
83      Cornel, Jr., Gil                         4,600                *
------- ---------------------------------- ------------------- ----------------
84      Cornel, Liza                             21,600               *
------- ---------------------------------- ------------------- ----------------
85      Cornel, Susan                             400                 *
------- ---------------------------------- ------------------- ----------------
86      Corpuz, Flordeliza                        200                 *
------- ---------------------------------- ------------------- ----------------
87      Corsame, Carlo                           10,000               *
------- ---------------------------------- ------------------- ----------------
88      Costa, Natividad                          200                 *
------- ---------------------------------- ------------------- ----------------
89      Costales, Estrella                       2,000                *
------- ---------------------------------- ------------------- ----------------
90      Coulon, Luta Letecia                      200                 *
------- ---------------------------------- ------------------- ----------------
91      Curtom, Beryl                             200                 *
------- ---------------------------------- ------------------- ----------------
92      Curtom, Virginia                         6,500                *
------- ---------------------------------- ------------------- ----------------
93      Dauz, Arnold                              200                 *
------- ---------------------------------- ------------------- ----------------
94      Davis, Charles                            300                 *
------- ---------------------------------- ------------------- ----------------
95      Davis, John                              7,200                *
------- ---------------------------------- ------------------- ----------------
96      Dawkins, Alfred                           200                 *
------- ---------------------------------- ------------------- ----------------
97      De Guzman, Marciano                       200                 *
------- ---------------------------------- ------------------- ----------------
98      Desjardins, Serge                        9,400                *
------- ---------------------------------- ------------------- ----------------
99      Dimitui, Lenette                          200                 *
------- ---------------------------------- ------------------- ----------------
100     Dinglasan, Lualhati                       800                 *
------- ---------------------------------- ------------------- ----------------
101     Drake, Cindi                             3,600                *
------- ---------------------------------- ------------------- ----------------
102     Dream Savers, Inc.                       3,100                *
------- ---------------------------------- ------------------- ----------------
103     Eastman, Emma                            1,000                *
------- ---------------------------------- ------------------- ----------------
104     Eastman, Samuel                          2,000                *
------- ---------------------------------- ------------------- ----------------
105     Eliazo, Alice                            1,000                *
------- ---------------------------------- ------------------- ----------------
106     Ellak, Regina                             200                 *
------- ---------------------------------- ------------------- ----------------
107     Embesan, Elsa                             200                 *
------- ---------------------------------- ------------------- ----------------
108     English, Eve                              400                 *
------- ---------------------------------- ------------------- ----------------
109     ENNK, Inc.                                200                 *
------- ---------------------------------- ------------------- ----------------
110     Enriquez, Jocelyn                        1,800                *
------- ---------------------------------- ------------------- ----------------
111     Esiri, Dele                               200                 *
------- ---------------------------------- ------------------- ----------------
112     Espina, Mary Ann                          200                 *
------- ---------------------------------- ------------------- ----------------
113     Estolano, Emil                            200                 *
------- ---------------------------------- ------------------- ----------------



------- ---------------------------------- ------------------- ----------------
                                                                 PERCENTAGE
                                            SHARES OF COMMON   OWNED, IF MORE
                        SHAREHOLDER         STOCK OFFERED(1)       THAN 1%
------- ---------------------------------- ------------------- ----------------
114     Estrada, Jr., Gonzalo                     200                 *
------- ---------------------------------- ------------------- ----------------
115     Falealili, Laveai                         200                 *
------- ---------------------------------- ------------------- ----------------
116     Favis, Elaina                            3,300                *
------- ---------------------------------- ------------------- ----------------
117     Favis, Ernesto                           12,000               *
------- ---------------------------------- ------------------- ----------------
118     Favis, Wilfredo                          3,300                *
------- ---------------------------------- ------------------- ----------------
119     Filice, Franco                           23,800               *
------- ---------------------------------- ------------------- ----------------
120     Fisher, J. Bridget                        200                 *
------- ---------------------------------- ------------------- ----------------
121     Flores, Rosalio                          3,600                *
------- ---------------------------------- ------------------- ----------------
122     Florida, Pacita Floriam                  25,000               *
------- ---------------------------------- ------------------- ----------------
123     Foote, Marie                              200                 *
------- ---------------------------------- ------------------- ----------------
124     Fuentes, Cielo                           24,300               *
------- ---------------------------------- ------------------- ----------------
125     Fuentes, Daniel                           300                 *
------- ---------------------------------- ------------------- ----------------
126     Fuentes, John                            2,800                *
------- ---------------------------------- ------------------- ----------------
127     Fuentes, Rosanne                          200                 *
------- ---------------------------------- ------------------- ----------------
128     Fulinara, Chita                           200                 *
------- ---------------------------------- ------------------- ----------------
129     Fulinara, Estela                         6,700                *
------- ---------------------------------- ------------------- ----------------
130     Fulinara, Vince                           200                 *
------- ---------------------------------- ------------------- ----------------
131     Fulinara, Vivencio                        200                 *
------- ---------------------------------- ------------------- ----------------
132     Garcia, Pascuala                         16,000               *
------- ---------------------------------- ------------------- ----------------
133     Gardin, Dale                              300                 *
------- ---------------------------------- ------------------- ----------------
134     Gaurino, Abner                           1,000                *
------- ---------------------------------- ------------------- ----------------
135     Geaga, Eduardo & Felicidad               30,000               *
------- ---------------------------------- ------------------- ----------------
136     Gedang, Debra                            7,200                *
------- ---------------------------------- ------------------- ----------------
137     Gedang, Delia                            18,000               *
------- ---------------------------------- ------------------- ----------------
138     Geluz, Carina                            28,600               *
------- ---------------------------------- ------------------- ----------------
139     Geluz, Gerald & Carina                   3,000                *
------- ---------------------------------- ------------------- ----------------
140     Generosa, Ofelia                         39,000               *
------- ---------------------------------- ------------------- ----------------
141     Godimez, Joe                              200                 *
------- ---------------------------------- ------------------- ----------------
142     Golfo, Jonathan                          5,000                *
------- ---------------------------------- ------------------- ----------------
143     Gong, Ryan                               3,600                *
------- ---------------------------------- ------------------- ----------------
144     Gooden, Dana                             3,700                *
------- ---------------------------------- ------------------- ----------------
145     Grayson, Bryan                           2,000                *
------- ---------------------------------- ------------------- ----------------
146     Griffin, Alvin                            200                 *
------- ---------------------------------- ------------------- ----------------
147     Griffin, Jessie                           300                 *
------- ---------------------------------- ------------------- ----------------
148     Grosnickle, Ludy                         10,000               *
------- ---------------------------------- ------------------- ----------------
149     Guadiz, Teresita                          200                 *
------- ---------------------------------- ------------------- ----------------
150     Guillermo, Caryn                          750                 *
------- ---------------------------------- ------------------- ----------------
151     Guillermo, Cynthia                       2,450                *
------- ---------------------------------- ------------------- ----------------
152     Guillermo, Edwin                          750                 *
------- ---------------------------------- ------------------- ----------------
153     Guillermo, Erick                          750                 *
------- ---------------------------------- ------------------- ----------------
154     Guzman, Giovanny                          200                 *
------- ---------------------------------- ------------------- ----------------
155     Harrington, Don                           200                 *
------- ---------------------------------- ------------------- ----------------



------- ---------------------------------- ------------------- ----------------
                                                                 PERCENTAGE
                                            SHARES OF COMMON   OWNED, IF MORE
                        SHAREHOLDER         STOCK OFFERED(1)       THAN 1%
------- ---------------------------------- ------------------- ----------------
156     Harris, Gerri                             200                 *
------- ---------------------------------- ------------------- ----------------
157     Harrison, Sylvester                      3,600                *
------- ---------------------------------- ------------------- ----------------
158     Hassan, Zainab                           1,000                *
------- ---------------------------------- ------------------- ----------------
159     Helewa, Zelda                             200                 *
------- ---------------------------------- ------------------- ----------------
160     Hernandez, Carmen                        4,000                *
------- ---------------------------------- ------------------- ----------------
161     Herrera, Ronald                          4,300                *
------- ---------------------------------- ------------------- ----------------
162     Hill, Maria                              8,600                *
------- ---------------------------------- ------------------- ----------------
163     Hinagpis, Arnaldo                         200                 *
------- ---------------------------------- ------------------- ----------------
164     Hinagpis, Daisy                          3,000                *
------- ---------------------------------- ------------------- ----------------
165     Hinagpis, Marciano                       3,500                *
------- ---------------------------------- ------------------- ----------------
166     Hsu, Audrey                              12,000               *
------- ---------------------------------- ------------------- ----------------
167     Hubert, Richard                           200                 *
------- ---------------------------------- ------------------- ----------------
168     Huerta, Lupe                             3,600                *
------- ---------------------------------- ------------------- ----------------
169     Hui, Chrisy                              10,000               *
------- ---------------------------------- ------------------- ----------------
170     Hui, Fai                                 12,000               *
------- ---------------------------------- ------------------- ----------------
171     Hungerford, Dalisay                       200                 *
------- ---------------------------------- ------------------- ----------------
172     Huynh, Tina                               200                 *
------- ---------------------------------- ------------------- ----------------
173     Ilem, Carlos                             25,700               *
------- ---------------------------------- ------------------- ----------------
174     Johnson, Gerald                          3,000                *
------- ---------------------------------- ------------------- ----------------
175     Johnson, Jacqueline                       300                 *
------- ---------------------------------- ------------------- ----------------
176     Jose, Nelia                              3,100                *
------- ---------------------------------- ------------------- ----------------
177     Jung, Annette                            29,200               *
------- ---------------------------------- ------------------- ----------------
178     Keleti, Dave                              200                 *
------- ---------------------------------- ------------------- ----------------
179     Kelman, George                            400                 *
------- ---------------------------------- ------------------- ----------------
180     Kilner, Joyce                            3,600                *
------- ---------------------------------- ------------------- ----------------
181     Kim, Betty                               7,200                *
------- ---------------------------------- ------------------- ----------------
182     Kimura, Reginald                         6,400                *
------- ---------------------------------- ------------------- ----------------
183     Kintner, William                         3,300                *
------- ---------------------------------- ------------------- ----------------
184     Kong, Andrew                             5,700                *
------- ---------------------------------- ------------------- ----------------
185     Kpeglo, Raymond                           200                 *
------- ---------------------------------- ------------------- ----------------
186     Ku, Jenny                                 200                 *
------- ---------------------------------- ------------------- ----------------
187     Lacson, Dalisay                           200                 *
------- ---------------------------------- ------------------- ----------------
188     Laguitan, Dante                           100                 *
------- ---------------------------------- ------------------- ----------------
189     Laguitan, Sam                             300                 *
------- ---------------------------------- ------------------- ----------------
190     Lam, Tony                                3,300                *
------- ---------------------------------- ------------------- ----------------
191     Lanot, Marilyn                            200                 *
------- ---------------------------------- ------------------- ----------------
192     Lasmarias, Jr., Manuel                    200                 *
------- ---------------------------------- ------------------- ----------------
193     Lasmarias, Macky                          200                 *
------- ---------------------------------- ------------------- ----------------
194     Lasmarias, Yolanda                        500                 *
------- ---------------------------------- ------------------- ----------------
195     Laurel, Carmel                            300                 *
------- ---------------------------------- ------------------- ----------------
196     Laurel, Emile                            3,000                *
------- ---------------------------------- ------------------- ----------------
197     Ledet, Theresa                            200                 *
------- ---------------------------------- ------------------- ----------------



------- ---------------------------------- ------------------- ----------------
                                                                 PERCENTAGE
                                            SHARES OF COMMON   OWNED, IF MORE
                        SHAREHOLDER         STOCK OFFERED(1)       THAN 1%
------- ---------------------------------- ------------------- ----------------
198     Legaspi, Lamar                           1,000                *
------- ---------------------------------- ------------------- ----------------
199     Legaspi, Ramon                           4,400                *
------- ---------------------------------- ------------------- ----------------
200     Legaspi, Richard                          200                 *
------- ---------------------------------- ------------------- ----------------
201     Lemay, Robert                             400                 *
------- ---------------------------------- ------------------- ----------------
202     Leviste, Jaime                           5,000                *
------- ---------------------------------- ------------------- ----------------
203     Lim, Iluminada                            200                 *
------- ---------------------------------- ------------------- ----------------
204     Lim, Ok Bun                               200                 *
------- ---------------------------------- ------------------- ----------------
205     Llaban, Carmichael                        200                 *
------- ---------------------------------- ------------------- ----------------
206     Lohkar, Vida                             3,200                *
------- ---------------------------------- ------------------- ----------------
207     Lopez, Benjamin                          1,000                *
------- ---------------------------------- ------------------- ----------------
208     Lopez, Fernando                           200                 *
------- ---------------------------------- ------------------- ----------------
209     Lopez, Henry                             3,300                *
------- ---------------------------------- ------------------- ----------------
210     Lopez, James                              200                 *
------- ---------------------------------- ------------------- ----------------
211     Lorenzo, Aurora                          3,200                *
------- ---------------------------------- ------------------- ----------------
212     Love, Lorenzo                             200                 *
------- ---------------------------------- ------------------- ----------------
213     Lucena, Efren                             200                 *
------- ---------------------------------- ------------------- ----------------
214     Luna, Joseph                              200                 *
------- ---------------------------------- ------------------- ----------------
215     Ma, Melve                                 200                 *
------- ---------------------------------- ------------------- ----------------
216     Macaraeg, Anthony                         400                 *
------- ---------------------------------- ------------------- ----------------
217     Macaraeg, Carlos                         20,000               *
------- ---------------------------------- ------------------- ----------------
218     Madlansacay, Emmanuel                     200                 *
------- ---------------------------------- ------------------- ----------------
219     Madrid, Frederick                        1,800                *
------- ---------------------------------- ------------------- ----------------
220     Magtanong, Bong                          3,700                *
------- ---------------------------------- ------------------- ----------------
221     Magtanong, Ismaelita                     5,300                *
------- ---------------------------------- ------------------- ----------------
222     Magtanong, Rachelle                      1,800                *
------- ---------------------------------- ------------------- ----------------
223     Magtanong, Ronald                        3,600                *
------- ---------------------------------- ------------------- ----------------
224     Magtoto, Herbert                          200                 *
------- ---------------------------------- ------------------- ----------------
225     Makaiwi, Charlene                         300                 *
------- ---------------------------------- ------------------- ----------------
226     Makaiwi, Nathan                          3,000                *
------- ---------------------------------- ------------------- ----------------
227     Maldonado, Albert & Alicia                200                 *
------- ---------------------------------- ------------------- ----------------
228     Maldonado, Alice                          100                 *
------- ---------------------------------- ------------------- ----------------
229     Malgapo, Consolacion                      200                 *
------- ---------------------------------- ------------------- ----------------
230     Manalang, Daniel                         2,500                *
------- ---------------------------------- ------------------- ----------------
231     Manalang, Sharimar                       10,000               *
------- ---------------------------------- ------------------- ----------------
232     Marchadesch, Khim                         300                 *
------- ---------------------------------- ------------------- ----------------
233     Marifosque, Edward                       2,500                *
------- ---------------------------------- ------------------- ----------------
234     Martin, Nelia                             200                 *
------- ---------------------------------- ------------------- ----------------
235     McGinn, Kevin                            10,000               *
------- ---------------------------------- ------------------- ----------------
236     McKiernan, Angie                          200                 *
------- ---------------------------------- ------------------- ----------------
237     McQuirter, James                         2,800                *
------- ---------------------------------- ------------------- ----------------
238     Meadows, Shawn                           5,300                *
------- ---------------------------------- ------------------- ----------------
239     Medina, Edgardo                          2,700                *
------- ---------------------------------- ------------------- ----------------



------- ---------------------------------- ------------------- ----------------
                                                                 PERCENTAGE
                                            SHARES OF COMMON   OWNED, IF MORE
                        SHAREHOLDER         STOCK OFFERED(1)       THAN 1%
------- ---------------------------------- ------------------- ----------------
240     Mendaros, Samuel                          200                 *
------- ---------------------------------- ------------------- ----------------
241     Mendoza, Robert                           200                 *
------- ---------------------------------- ------------------- ----------------
242     Menor, Lillian                            200                 *
------- ---------------------------------- ------------------- ----------------
243     Mercado, Araceli                         1,000                *
------- ---------------------------------- ------------------- ----------------
244     Mercado, Ronald                           200                 *
------- ---------------------------------- ------------------- ----------------
245     Mesa, Janice                              200                 *
------- ---------------------------------- ------------------- ----------------
246     Miana, Felicidad                         10,000               *
------- ---------------------------------- ------------------- ----------------
247     Millare, Maria                            200                 *
------- ---------------------------------- ------------------- ----------------
248     Miller-Price, Melvia                      300                 *
------- ---------------------------------- ------------------- ----------------
249     Mills, Edward                             200                 *
------- ---------------------------------- ------------------- ----------------
250     Mills, Pamela                             200                 *
------- ---------------------------------- ------------------- ----------------
251     Miranda, Erlinda                          400                 *
------- ---------------------------------- ------------------- ----------------
252     Mitchell, Veronica                       2,000                *
------- ---------------------------------- ------------------- ----------------
253     Morley, Sonja                             200                 *
------- ---------------------------------- ------------------- ----------------
254     Mouzon, Clifton                          3,000                *
------- ---------------------------------- ------------------- ----------------
255     Murillio, Alberto                         200                 *
------- ---------------------------------- ------------------- ----------------
256     Murphy, Mildred                         100,000               *
------- ---------------------------------- ------------------- ----------------
257     Neal, Julieta                             200                 *
------- ---------------------------------- ------------------- ----------------
258     Newman, Michael                           200                 *
------- ---------------------------------- ------------------- ----------------
259     Nhan, Patrick                            40,000               *
------- ---------------------------------- ------------------- ----------------
260     Nhan, Robert                             40,000               *
------- ---------------------------------- ------------------- ----------------
261     Nicer, Miguelita                          200                 *
------- ---------------------------------- ------------------- ----------------
262     Nicholas, Lorenzo                         400                 *
------- ---------------------------------- ------------------- ----------------
263     Nicolas, Angelina                        4,500                *
------- ---------------------------------- ------------------- ----------------
264     Nicolas, Cristina                         300                 *
------- ---------------------------------- ------------------- ----------------
265     Nicolas, Edmundo                         4,000                *
------- ---------------------------------- ------------------- ----------------
266     Nicolas, Manolo                           200                 *
------- ---------------------------------- ------------------- ----------------
267     Nimez, Jasmin                             200                 *
------- ---------------------------------- ------------------- ----------------
268     O'Brien, Margaret                         300                 *
------- ---------------------------------- ------------------- ----------------
270     Ochoco, Emmanuel                          200                 *
------- ---------------------------------- ------------------- ----------------
271     Ochoco, Nenita                            200                 *
------- ---------------------------------- ------------------- ----------------
272     Olaso, Vellmer                           3,600                *
------- ---------------------------------- ------------------- ----------------
273     Olaso, Vellmer & Myrna                   4,300                *
------- ---------------------------------- ------------------- ----------------
274     Olaso-Palma, Thelma                      4,300                *
------- ---------------------------------- ------------------- ----------------
275     Olotoa, Irene                            2,800                *
------- ---------------------------------- ------------------- ----------------
276     Ongchangco, Jr., Kayumanggi               200                 *
------- ---------------------------------- ------------------- ----------------
277     Ongchangco, Kayumanggi                   1,600                *
------- ---------------------------------- ------------------- ----------------
278     Oubichon, Ron                             200                 *
------- ---------------------------------- ------------------- ----------------
279     Pabalan, Fe                              16,000               *
------- ---------------------------------- ------------------- ----------------
280     Pabalan, Hermilo                         15,000               *
------- ---------------------------------- ------------------- ----------------
281     Pabssley, Eldridge                        400                 *
------- ---------------------------------- ------------------- ----------------
282     Padron, Antonio                          3,600                *
------- ---------------------------------- ------------------- ----------------



------- ---------------------------------- ------------------- ----------------
                                                                 PERCENTAGE
                                            SHARES OF COMMON   OWNED, IF MORE
                        SHAREHOLDER         STOCK OFFERED(1)       THAN 1%
------- ---------------------------------- ------------------- ----------------
283     Palpal-Latoc, Isabelita                  3,000                *
------- ---------------------------------- ------------------- ----------------
284     Parungao, Theresa                         800                 *
------- ---------------------------------- ------------------- ----------------
285     Pasco, Philip                             200                 *
------- ---------------------------------- ------------------- ----------------
286     Pascua, Anita                            3,875                *
------- ---------------------------------- ------------------- ----------------
287     Pascua, Edward                            200                 *
------- ---------------------------------- ------------------- ----------------
288     Pastrana, Rey                             200                 *
------- ---------------------------------- ------------------- ----------------
289     Patricio, Jacqueline                      200                 *
------- ---------------------------------- ------------------- ----------------
290     Pena, Rafael                              200                 *
------- ---------------------------------- ------------------- ----------------
291     Penano, Jasmine                           200                 *
------- ---------------------------------- ------------------- ----------------
292     Penano, Melvin                            200                 *
------- ---------------------------------- ------------------- ----------------
293     Penano, Venacio                          2,900                *
------- ---------------------------------- ------------------- ----------------
294     Pengosro, Annie                           200                 *
------- ---------------------------------- ------------------- ----------------
295     Perez, Marcelino                          200                 *
------- ---------------------------------- ------------------- ----------------
296     Pezzota, A. Daniel                        200                 *
------- ---------------------------------- ------------------- ----------------
297     Pezzotta, Anthony                        2,900                *
------- ---------------------------------- ------------------- ----------------
298     Phillips, Sharon                          200                 *
------- ---------------------------------- ------------------- ----------------
299     Pidlaoan, Jr., Guillermo                  200                 *
------- ---------------------------------- ------------------- ----------------
300     Planas, Abigail                          22,800               *
------- ---------------------------------- ------------------- ----------------
301     Planas, III, Juan                        47,800               *
------- ---------------------------------- ------------------- ----------------
302     Planas, Jonathan                         2,700                *
------- ---------------------------------- ------------------- ----------------
303     Planas, Lourdes                          3,600                *
------- ---------------------------------- ------------------- ----------------
304     Planas, Ruth Elizabeth                   3,600                *
------- ---------------------------------- ------------------- ----------------
305     Polic, Joseph                             400                 *
------- ---------------------------------- ------------------- ----------------
306     Powell, Veronica                          200                 *
------- ---------------------------------- ------------------- ----------------
307     Pracale-Bermudez, Beatrice                650                 *
------- ---------------------------------- ------------------- ----------------
308     Pracale-Ocampo, Maria                     150                 *
------- ---------------------------------- ------------------- ----------------
309     Precious Pearl, Inc.                     10,000               *
------- ---------------------------------- ------------------- ----------------
310     Pryor, Glenda                             200                 *
------- ---------------------------------- ------------------- ----------------
311     Puentes, Zenaida                          200                 *
------- ---------------------------------- ------------------- ----------------
312     Pugao, Rebecca                           2,500                *
------- ---------------------------------- ------------------- ----------------
313     Quintas, Librada                          200                 *
------- ---------------------------------- ------------------- ----------------
314     Rabina, Loreta                            200                 *
------- ---------------------------------- ------------------- ----------------
315     Ramirez, Amelia                           200                 *
------- ---------------------------------- ------------------- ----------------
316     Ramirez, Ralph                            200                 *
------- ---------------------------------- ------------------- ----------------
317     Ramirez, Rodney                           200                 *
------- ---------------------------------- ------------------- ----------------
318     Ramirez, Rommel                           400                 *
------- ---------------------------------- ------------------- ----------------
319     Ramos, Arturo                            1,000                *
------- ---------------------------------- ------------------- ----------------
320     Regacho, Jr., Jose                        200                 *
------- ---------------------------------- ------------------- ----------------
321     Relopez, Julie Fe                         200                 *
------- ---------------------------------- ------------------- ----------------
322     Rendon, Francisco                         200                 *
------- ---------------------------------- ------------------- ----------------
323     Resurreccion, Lina                       1,000                *
------- ---------------------------------- ------------------- ----------------
324     Reyes, Helen                             3,600                *
------- ---------------------------------- ------------------- ----------------



------- ---------------------------------- ------------------- ----------------
                                                                 PERCENTAGE
                                            SHARES OF COMMON   OWNED, IF MORE
                        SHAREHOLDER         STOCK OFFERED(1)       THAN 1%
------- ---------------------------------- ------------------- ----------------
325     Reyes, Rafael                             200                 *
------- ---------------------------------- ------------------- ----------------
326     Ricafrente, Marisa                       1,000                *
------- ---------------------------------- ------------------- ----------------
327     Richie, Christine                         300                 *
------- ---------------------------------- ------------------- ----------------
328     Rivera, Marlon                            200                 *
------- ---------------------------------- ------------------- ----------------
329     Rivera, Rona                              500                 *
------- ---------------------------------- ------------------- ----------------
330     Roaquin, Jr., Jaime                      3,600                *
------- ---------------------------------- ------------------- ----------------
331     Roberts, Rosa                             200                 *
------- ---------------------------------- ------------------- ----------------
332     Robinson, Leo                            4,400                *
------- ---------------------------------- ------------------- ----------------
333     Robledo, Gemma                           4,000                *
------- ---------------------------------- ------------------- ----------------
334     Robson, Pearl                            2,700                *
------- ---------------------------------- ------------------- ----------------
335     Rodriguez, Frank                          200                 *
------- ---------------------------------- ------------------- ----------------
336     Rodriguez, Richard                       52,000               *
------- ---------------------------------- ------------------- ----------------
337     Roque, Diana                             3,600                *
------- ---------------------------------- ------------------- ----------------
338     Roxas, Jeffrey                           4,300                *
------- ---------------------------------- ------------------- ----------------
339     Rubio, Ferdinand                          300                 *
------- ---------------------------------- ------------------- ----------------
340     Russell, Richard                          200                 *
------- ---------------------------------- ------------------- ----------------
341     Rustia, Guillermo                         200                 *
------- ---------------------------------- ------------------- ----------------
342     Saini, Namita                            3,100                *
------- ---------------------------------- ------------------- ----------------
343     Saini, Vandana                            200                 *
------- ---------------------------------- ------------------- ----------------
344     Salazar, Eddie                            200                 *
------- ---------------------------------- ------------------- ----------------
345     Salazar, Reynaldo                        30,000               *
------- ---------------------------------- ------------------- ----------------
346     Sales, Edna                               200                 *
------- ---------------------------------- ------------------- ----------------
347     Sales, Lorelie                           10,000               *
------- ---------------------------------- ------------------- ----------------
348     Salim, Helen                             3,600                *
------- ---------------------------------- ------------------- ----------------
349     Salvana, Nila                             200                 *
------- ---------------------------------- ------------------- ----------------
350     Samaniego, Maria Leah                     100                 *
------- ---------------------------------- ------------------- ----------------
351     Sanchez, Pacita                           300                 *
------- ---------------------------------- ------------------- ----------------
352     Sanchez, Sandra                           200                 *
------- ---------------------------------- ------------------- ----------------
353     Sanders, Gloria                          1,000                *
------- ---------------------------------- ------------------- ----------------
354     Santiago, Alexander                      2,900                *
------- ---------------------------------- ------------------- ----------------
355     Santiago, William                         200                 *
------- ---------------------------------- ------------------- ----------------
356     Saroca, Amy                               200                 *
------- ---------------------------------- ------------------- ----------------
357     Sasha, Perla                             3,200                *
------- ---------------------------------- ------------------- ----------------
358     Satele, Esera                             500                 *
------- ---------------------------------- ------------------- ----------------
359     Scherb, Ruth                              400                 *
------- ---------------------------------- ------------------- ----------------
360     Schmidt, Marilou                          200                 *
------- ---------------------------------- ------------------- ----------------
361     Seguin, George/Deschamps, Jacques        4,400                *
------- ---------------------------------- ------------------- ----------------
362     Seneres, Manuel                           200                 *
------- ---------------------------------- ------------------- ----------------
363     Sequeira, Peter                          1,000                *
------- ---------------------------------- ------------------- ----------------
364     Shelton, Stephen                          200                 *
------- ---------------------------------- ------------------- ----------------
365     Shelton, Steven                           300                 *
------- ---------------------------------- ------------------- ----------------
366     Simison, Matt                            29,200               *
------- ---------------------------------- ------------------- ----------------



------- ---------------------------------- ------------------- ----------------
                                                                 PERCENTAGE
                                            SHARES OF COMMON   OWNED, IF MORE
                        SHAREHOLDER         STOCK OFFERED(1)       THAN 1%
------- ---------------------------------- ------------------- ----------------
367     Slater, Mark                              200                 *
------- ---------------------------------- ------------------- ----------------
368     Smith, Gujuan                            2,600                *
------- ---------------------------------- ------------------- ----------------
369     Solidum, Allan                            200                 *
------- ---------------------------------- ------------------- ----------------
370     Solomon, Eliseo                           200                 *
------- ---------------------------------- ------------------- ----------------
371     Somer, Vladimir                           200                 *
------- ---------------------------------- ------------------- ----------------
372     Soria, Christine                          200                 *
------- ---------------------------------- ------------------- ----------------
373     Soriano, Nyla & Romualdo                 1,600                *
------- ---------------------------------- ------------------- ----------------
374     Stark, John                               200                 *
------- ---------------------------------- ------------------- ----------------
375     Stevens, Henry                            200                 *
------- ---------------------------------- ------------------- ----------------
376     Syfu, Felie                              3,300                *
------- ---------------------------------- ------------------- ----------------
377     Tabada, Rizaldy                           200                 *
------- ---------------------------------- ------------------- ----------------
378     Tan, Alan                                4,300                *
------- ---------------------------------- ------------------- ----------------
379     Tan, Joey                                 100                 *
------- ---------------------------------- ------------------- ----------------
380     Tate, Elizabeth                           200                 *
------- ---------------------------------- ------------------- ----------------
381     Tavera, Edita                            3,600                *
------- ---------------------------------- ------------------- ----------------
382     Thompson, Chaunus & Chaumeiko             200                 *
------- ---------------------------------- ------------------- ----------------
383     Thompson, Henry & Melba                   200                 *
------- ---------------------------------- ------------------- ----------------
384     Thompson, Ken                            4,000                *
------- ---------------------------------- ------------------- ----------------
385     Thompson, Melba                          1,200                *
------- ---------------------------------- ------------------- ----------------
386     Tinoco, Maria                             200                 *
------- ---------------------------------- ------------------- ----------------
387     Tocong, Delio & Juliana                  4,000                *
------- ---------------------------------- ------------------- ----------------
388     Tolentino, Arminda                       11,400               *
------- ---------------------------------- ------------------- ----------------
389     Tolentino, Ted                           12,000               *
------- ---------------------------------- ------------------- ----------------
390     Tolentino-Macaraeg, Anita                1,800                *
------- ---------------------------------- ------------------- ----------------
391     Tongol, Rossel                            200                 *
------- ---------------------------------- ------------------- ----------------
392     Toribio, Thelma                           200                 *
------- ---------------------------------- ------------------- ----------------
393     Torio, Juana                             3,300                *
------- ---------------------------------- ------------------- ----------------
394     Totten, Araceli                          3,000                *
------- ---------------------------------- ------------------- ----------------
395     Totten, Earl                              200                 *
------- ---------------------------------- ------------------- ----------------
396     Totten, Leonard                           200                 *
------- ---------------------------------- ------------------- ----------------
397     Truong, Khang                            10,000               *
------- ---------------------------------- ------------------- ----------------
398     Tucker, David                             200                 *
------- ---------------------------------- ------------------- ----------------
399     Valencia, Josefina                        200                 *
------- ---------------------------------- ------------------- ----------------
400     Velasco, Annette                          200                 *
------- ---------------------------------- ------------------- ----------------
401     Velechovsky, Cres                         400                 *
------- ---------------------------------- ------------------- ----------------
402     Velechovsky, Vaclav                      3,400                *
------- ---------------------------------- ------------------- ----------------
403     Vera Cruz, Emmy                          1,000                *
------- ---------------------------------- ------------------- ----------------
404     Victoria, Homer-Chris                    3,300                *
------- ---------------------------------- ------------------- ----------------
405     Victoria, Teresita                       25,900               *
------- ---------------------------------- ------------------- ----------------
406     Villanueva-Flascha, Corazon              3,900                *
------- ---------------------------------- ------------------- ----------------
407     Villarde, Shari & Albert                 3,300                *
------- ---------------------------------- ------------------- ----------------
408     Villeneuve, Jean                          600                 *
------- ---------------------------------- ------------------- ----------------



------- ---------------------------------- ------------------- ----------------
                                                                 PERCENTAGE
                                            SHARES OF COMMON   OWNED, IF MORE
                        SHAREHOLDER         STOCK OFFERED(1)       THAN 1%
------- ---------------------------------- ------------------- ----------------
409     Vinas, Myrna                              200                 *
------- ---------------------------------- ------------------- ----------------
410     Vincente, Conchita                        200                 *
------- ---------------------------------- ------------------- ----------------
411     Viray, Ramon                              300                 *
------- ---------------------------------- ------------------- ----------------
412     Viray, Robin                              200                 *
------- ---------------------------------- ------------------- ----------------
413     Visip, Teresa                             200                 *
------- ---------------------------------- ------------------- ----------------
414     Visscher, Rebecca                         400                 *
------- ---------------------------------- ------------------- ----------------
415     Vita, Bituin                             1,600                *
------- ---------------------------------- ------------------- ----------------
416     Walker, Carrier                           200                 *
------- ---------------------------------- ------------------- ----------------
417     Walker III, Marshall                      300                 *
------- ---------------------------------- ------------------- ----------------
418     Walls, Derold                             200                 *
------- ---------------------------------- ------------------- ----------------
419     Wang, Jason                               200                 *
------- ---------------------------------- ------------------- ----------------
420     Wang, Josephine                          1,800                *
------- ---------------------------------- ------------------- ----------------
421     Wang, Samson                              200                 *
------- ---------------------------------- ------------------- ----------------
422     Wariner, Ysmael                          30,800               *
------- ---------------------------------- ------------------- ----------------
423     Waschuk, Lewko                            400                 *
------- ---------------------------------- ------------------- ----------------
424     Waschuk, Nadia                           21,100               *
------- ---------------------------------- ------------------- ----------------
425     Waschuk, Slawko                           400                 *
------- ---------------------------------- ------------------- ----------------
426     Waschuk, Stephen                         4,500                *
------- ---------------------------------- ------------------- ----------------
427     Washington, Ron                          11,600               *
------- ---------------------------------- ------------------- ----------------
428     Wells, Joyce                              200                 *
------- ---------------------------------- ------------------- ----------------
429     Williams, Dawtrell                        200                 *
------- ---------------------------------- ------------------- ----------------
430     Wilson, Elizabeth                        1,000                *
------- ---------------------------------- ------------------- ----------------
431     Wilson, Michael                           200                 *
------- ---------------------------------- ------------------- ----------------
432     Wilson, Randy                            3,000                *
------- ---------------------------------- ------------------- ----------------
433     Zabalerio, Lancaster                      400                 *
------- ---------------------------------- ------------------- ----------------
434     Zuniga, Rigoberto                        3,700                *
------- ---------------------------------- ------------------- ----------------
------- ---------------------------------- ------------------- ----------------
        TOTAL COMMON SHARES                    1,593,399
------- ---------------------------------- ------------------- ----------------


--------------------------

(1) All shares held by each Selling Shareholder prior to the subject Offering are being registered in the Registration Statement, of which this Prospectus is a part.

*    PERCENT OWNED IS LESS THAN 1%



                              PLAN OF DISTRIBUTION

THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF COMMON STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares of our Common Stock are quoted on the OTCBB or any other securities exchange upon which our Common Stock is traded. Thereafter, all sales of Shares of our Common Stock shall be at market price.

While there is no assurance that an active trading market for our Common Stock will develop, in the event the Shares registered in this Offering are sold in the open market, they will be sold at the prevailing market price then in effect. It is not possible to estimate the level of the prevailing market price. All expenses associated with the filing and processing of this Registration Statement and the printing of this Prospectus is to be paid by MSTG Solutions, Inc. The following table approximates certain additional costs which are to be paid by the Company:

           SEC Registration Fee                    $      450
           Accounting Fees and Expenses            $   50,000
           Legal Fees and Expenses                 $   50,000
           Printing Expenses                       $   10,000
           Miscellaneous                           $    5,000
                                                   ----------
                    TOTAL                          $  115,450
                                                   ==========

The Selling Shareholders are responsible for all costs associated with any open market or private sale of Common Stock, including brokers' commissions and/or any applicable discounts.

SELLING SHAREHOLDERS

The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These Shares of our Common Stock were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB or any other securities exchange upon which our Common Stock is traded. Thereafter, all sales of Shares of our Common Stock shall be at market price.

The Shares will be offered and sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from the sale of the Shares of our Common Stock pursuant to this Prospectus. We will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and/or fees of underwriters, dealers, or agents. See "Terms of the Offering."

The Selling Shareholders may offer and sell the Shares from time-to-time in transactions on the OTCBB, or any other securities exchange upon which our Common Stock is traded, or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares of Common Stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation for a particular broker-dealer may be in excess of customary commissions.

The Selling Shareholders, individuals exercising the options, and any broker-dealers acting in connection with the sale of the Shares of our Common Stock hereunder, may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Act. Any commissions received by underwriters and any profit realized by underwriters on the resale of Shares of our Common Stock as principals, may be deemed underwriting compensation under the Act.

Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the Rules and Regulations thereunder, including, without limitation, rules promulgated under Regulation M of the Securities Exchange Act of 1934, which provisions may limit the timing of purchases and/or sales of Common Stock by the Selling Shareholders.

Selling Shareholders may also use Rule 144 under the Act to sell the Common Stock if they meet the criteria and conform to the requirements of such Rule.

EXPENSES OF THE OFFERING

We anticipate that we will pay approximately $50,000 in attorneys' fees and $50,000 in auditing/accounting fees in connection with the subject Offering. We will also pay approximately $10,000 in printing fees/costs and approximately $450 in filing fees to the United States Securities and Exchange Commission.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 100,000,000 Shares of Common Stock, $.001 par value. We have no shares of Preferred Stock.

Our Transfer Agent is TRANSFER ONLINE, located at 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.

The following summary of certain terms concerning our Common Stock does not purport to be complete and you should consult our Articles of Incorporation and Bylaws, which have been filed with the SEC for the complete details.

COMMON STOCK

As of January 9, 2004 there were 5,073,767 Shares of our Common Stock outstanding.

Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders. Cumulative voting is not allowed; therefore, the holders of a majority of the outstanding Shares of our Common Stock can elect all Directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share prorata in any distribution of our assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until we are profitable.

Holders of Common Stock do not have preemptive rights to subscribe to additional Shares if we issue new Shares. There are no conversions, redemption, sinking fund or similar provisions regarding our Common Stock. All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered hereby will be, upon issuance, fully paid and non-assessable.

                                  LEGAL MATTERS

Horwitz & Cron of Irvine, California will pass upon the validity of the securities offered hereby for us. Strawberry Canyon Capital, Inc., a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron, is the holder of 250,000 Shares of Common Stock and 250,000 options to acquire Shares of Common Stock of the Company.

                                     EXPERTS

The Financial Statements for the years ended July 31, 2002 (audited) has been included in reliance upon the report of Mendoza Berger & Company, LLP and upon the authority of Mendoza Berger & Company, LLP as experts in accounting and auditing. The Financial Statements for the year ended July 31, 2003 (audited) and for the three months ended October 31, 2003 and 2002 (unaudited) have been included in reliance upon the report of Spicer Jeffries, LLP and upon the authority of Spicer Jeffries, LLP as experts in accounting and auditing.

Mendoza Berger & Company, LLP, certified public accountants, was our independent auditors from the Company's inception through October 15, 2003. On October 15, 2003 we dismissed Mendoza Berger & Company, LLP and hired Spicer Jeffries LLP, certified public accountants, as our independent auditors. At no time during the past two fiscal years prior to the dismissal of Mendoza Berger & Company, LLP has our auditors' report on our Financial Statements had an adverse opinion or a disclaimer of opinion and/or was it qualified or modified as to uncertainty, audit scope and/or accounting principles. The decision to change auditors was approved by our Board of Directors. At no time since our inception have we had any disagreement with our former or current independent auditors on any matter which would give rise to any obligation on our part or on the part of independent auditors to disclose such a disagreement.

                              FINANCIAL STATEMENTS

The following Financial Statements are included herein:

     o Balance Sheets of the Company as of July 31, 2003 and 2002 (audited) and three-months ended October 31, 2003 and 2002 (unaudited)

     o Statements of Income of the Company for the fiscal year ended July 31, 2003 and 2002 (audited) and three-months ended October 31, 2003 and 2002 (unaudited)

     o Statement of Stockholders' Equity for the fiscal year ended July 31, 2003 and 2002 (audited) and three-months ended October 31, 2003 and 2002 (unaudited)

     o Statement of Cash Flows of the Company for the fiscal year ended July 31, 2003 and 2002 (audited) and three-months ended October 31, 2003 and 2002 (unaudited)




The accompanying notes are an integral part of these statements.


                              MSTG SOLUTIONS, INC.,
                              ---------------------
                              A NEVADA CORPORATION
                              ---------------------


                              FINANCIAL STATEMENTS
                              ---------------------

              TWELVE MONTHS ENDED JULY 31, 2003 AND 2002 (AUDITED)
              ----------------------------------------------------

                                       AND
                                       ---

            THREE-MONTHS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED)
            --------------------------------------------------------





                              MSTG SOLUTIONS, INC.

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Independent Auditors' Report of Spicer Jeffries, LLP                     F-3

Independent Auditors' Report of Mendoza Berger & Company, LLP            F-4

Balance Sheets                                                           F-5

Statements of Income                                                     F-6

Statements of Changes in Stockholders' Equity                            F-7

Statements of Cash Flows                                                 F-8

Notes to Financial Statements                                  F-9 thru F-18





                                                       [LOGO]Spicer Jeffries LLP
                                                    Certified Public Accountants

                                                        5251 SOUTH QUEBEC STREET
                                                     GREENWOOD VILLAGE, CO 80111
                                                       TELEPHONE: (303) 753-1959
                                                             FAX: (303) 753-0338
                                                          www.spicerjeffries.com


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
MSTG Solutions, Inc.

We have audited the accompanying balance sheet of MSTG Solutions, Inc. as of July 31, 2003, and the related statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well asevaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSTG Solutions, Inc. as of July 31, 2003 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

                                                         /S/ SPICER JEFFRIES LLP

Spicer Jeffries LLP
October 17, 2003



                                     MENDOZA
                                     BERGER
                                  COMPANY, LLP

                          CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors - MSTG SOLUTIONS, INC., a Nevada corporation




We have audited the accompanying balance sheet of MSTG Solutions, Inc. as of July 31, 2002 and the related statements of income, changes in stockholders' equity (deficit), and cash flows for the year ended July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSTG Solutions, Inc. as of July 31, 2002 and the results of its operations and cash flows for the year ended July 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 9 to the financial statements, the Company changed its method of accounting for the deferred revenue in fiscal year 2002 as required by Staff Accounting Bulletin 101.

MENDOZA BERGER & COMPANY, LLP

/s/ Mendoza Berger & Company, LLP

Irvine, California

November 15, 2002., except notes 3, 5 and 6 which are dated February 27, 2003 and Notes 2, 7 and 9 which are dated August 5, 2003


The accompanying Notes are an integral part of these statements.



                              MSTG SOLUTIONS, INC.

                                 BALANCE SHEETS

----------------------------------------------------------------------------------------------------------------
                                                        OCTOBER 31, 2003      JULY 31, 2003       JULY 31, 2002
                         ASSETS                            (Unaudited)          (Audited)           (Restated)
----------------------------------------------------------------------------------------------------------------
CURRENT ASSETS:
----------------------------------------------------------------------------------------------------------------
     Cash and cash equivalents                               $318,227            $279,413            $266,986
--------------------------------------------------------------------------------------------------------------
     Accounts receivable                                        8,893               6,042               2,183
--------------------------------------------------------------------------------------------------------------
     Deferred commissions                                     429,405             556,167           1,025,135
--------------------------------------------------------------------------------------------------------------
     Note receivable                                                -                   -             100,000
--------------------------------------------------------------------------------------------------------------
     Deferred tax asset (Note 7)                               10,555              10,555              39,371
--------------------------------------------------------------------------------------------------------------
     Prepaid assets                                            30,520              29,920               4,920
--------------------------------------------------------------------------------------------------------------
     Interest receivable                                          394                 394               3,363
--------------------------------------------------------------------------------------------------------------
          TOTAL CURRENT ASSETS                                797,994             882,491           1,441,958
--------------------------------------------------------------------------------------------------------------
NON-CURRENT ASSETS:
--------------------------------------------------------------------------------------------------------------
     Property and equipment, net (Note 3)                      43,248              44,981              31,681
--------------------------------------------------------------------------------------------------------------
     Note receivable - related party (Note 2)                 205,700             205,700                   -
--------------------------------------------------------------------------------------------------------------
     Other assets                                               1,950               1,950                   -
--------------------------------------------------------------------------------------------------------------
          TOTAL NON-CURRENT ASSETS                            250,898             252,631              31,681
--------------------------------------------------------------------------------------------------------------
          TOTAL ASSETS                                     $1,048,892          $1,135,122          $1,473,639
--------------------------------------------------------------------------------------------------------------
          LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES:
--------------------------------------------------------------------------------------------------------------
     Accounts payable                                          $7,959             $14,078             $14,642
--------------------------------------------------------------------------------------------------------------
     Accrued payroll and other expenses                        58,457              54,175              83,196
--------------------------------------------------------------------------------------------------------------
     Deferred revenue                                         676,710             841,291           1,602,725
--------------------------------------------------------------------------------------------------------------
     Income tax payable (Note 7)                                  800                 800              53,603
--------------------------------------------------------------------------------------------------------------
     Capital lease - current portion                            2,400               3,428               4,114
--------------------------------------------------------------------------------------------------------------
          TOTAL CURRENT LIABILITIES                           746,326             913,772           1,758,280
--------------------------------------------------------------------------------------------------------------
NON-CURRENT LIABILITIES:
--------------------------------------------------------------------------------------------------------------
     Capital lease                                                  -                   -               3,428
--------------------------------------------------------------------------------------------------------------
          TOTAL NON-CURRENT LIABILITIES                             -                   -               3,428
--------------------------------------------------------------------------------------------------------------
          TOTAL LIABILITIES                                   746,326             913,772           1,761,708
--------------------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (NOTE 4)                              -                   -                   -
--------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY (DEFICIT):  (Note 5)
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, 100,000,000 shares
--------------------------------------------------------------------------------------------------------------
     authorized; 5,073,767, 5,123,767 and 3,873,648
     shares issued and outstanding at October 31, 2003,
     July 31, 2003 and 2002, respectively                       5,074               5,124               3,874
--------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                    663,640             671,404             145,138
--------------------------------------------------------------------------------------------------------------
Deficit                                                     (366,148)           (455,178)           (437,081)
--------------------------------------------------------------------------------------------------------------
          TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                302,566             221,350           (288,069)
--------------------------------------------------------------------------------------------------------------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $1,048,892          $1,135,122          $1,473,639
--------------------------------------------------------------------------------------------------------------





                              MSTG SOLUTIONS, INC.

                            STATEMENTS OF OPERATIONS

                                             FOR THE THREE     FOR THE THREE     FOR THE YEAR      FOR THE YEAR
                                              MONTHS ENDED      MONTHS ENDED        ENDED             ENDED
                                            OCTOBER 31, 2003  OCTOBER 31, 2002  JULY 31, 2003     JULY 31, 2002
                                            ----------------- ---------------------------------- -----------------
                                              (Unaudited)       (Unaudited)       (Audited)         (Restated)
REVENUE:
     Corporate education                       $220,724          $659,257       $2,489,865          $809,759
     Representative and agent fees              185,309            63,090          304,641            80,159
     Other small business services              405,355            45,406          571,021            96,939

          TOTAL REVENUE                         811,388           767,753        3,365,527           986,857

OPERATING EXPENSES:

     Commissions                                437,048           448,983        1,985,050           361,667
     Sales and marketing                         49,010            51,723          120,995           110,535
     Other small business services                5,920             7,290           64,032            49,315
     Payroll                                    117,952           127,535          580,041           578,063
     Professional fees                           50,868            53,595          302,351            96,331
     General and administrative                  61,529           129,856          323,261           218,190
     Stock based compensation expense             4,686             2,953           18,156                 -

          TOTAL OPERATING EXPENSES              727,013           821,935        3,393,886         1,414,101

               NET INCOME (LOSS) FROM            84,375          (54,182)         (28,359)         (427,244)
               OPERATIONS

OTHER INCOME AND EXPENSES:

     Interest income                              3,140               270            2,160             3,363
     Other income                                 2,250                 -            4,310             1,470
     Other expenses                             (1,004)             (743)          (1,188)             (438)

          TOTAL OTHER INCOME (EXPENSE)            4,386             (473)            5,282             4,395

               NET INCOME (LOSS) BEFORE          88,761          (54,655)         (23,077)         (422,849)
               INCOME TAXES (BENEFIT)

Income tax (benefit) provision (Note 7)           (269)                 -          (4,980)            14,232

          NET INCOME (LOSS)                     $89,030         $(54,655)        $(18,097)        $(437,081)

          NET INCOME (LOSS) PER SHARE

                Basic                             $0.02            (0.01)                *           $(0.15)

                Diluted                           $0.02            (0.01)                *           $(0.15)

          BASIC WEIGHTED AVERAGE

          SHARES OUTSTANDING                  5,107,101         4,119,721        5,016,935         3,009,269

          DILUTED WEIGHTED AVERAGE

          SHARES OUTSTANDING                  5,577,407         4,119,721        5,016,935         3,009,269

     * Less than $0.01 per share



                              MSTG SOLUTIONS, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                   FOR THE THREE MONTHS ENDED OCTOBER 31, 2003
                   AND THE YEARS ENDED JULY 31, 2003 AND 2002

--------------------------------------------------------------------------------------------------------------------------
                                                                                           Additional
                                               Common Stock           Par Value             Paid-in            Accumulated
                                                  Shares               $0.001               Capital              Deficit
--------------------------------------------------------------------------------------------------------------------------
   BALANCES, JULY 31, 2001                               -             $      -             $       -          $        -
--------------------------------------------------------------------------------------------------------------------------
   Shares issued for cash                        3,100,000                3,100                     -                   -
--------------------------------------------------------------------------------------------------------------------------
   Shares issued for services                      250,000                  250                14,750                   -
--------------------------------------------------------------------------------------------------------------------------
   Exercise of stock options                       523,648                  524               130,388                   -
--------------------------------------------------------------------------------------------------------------------------
   Net loss                                              -                    -                     -           (437,081)
--------------------------------------------------------------------------------------------------------------------------
   BALANCES, JULY 31, 2002                       3,873,648                3,874               145,138           (437,081)
--------------------------------------------------------------------------------------------------------------------------
   Exercise of stock options                     1,150,119                1,150               483,210                   -
--------------------------------------------------------------------------------------------------------------------------
   Shares issued for services                      100,000                  100                24,900                   -
--------------------------------------------------------------------------------------------------------------------------
   Stock based compensation expense                      -                    -                18,156                   -
--------------------------------------------------------------------------------------------------------------------------
   Net loss                                              -                    -                     -            (18,097)
--------------------------------------------------------------------------------------------------------------------------
   BALANCES, JULY 31, 2003                       5,123,767                5,124               671,404           (455,178)
--------------------------------------------------------------------------------------------------------------------------
   Recission of shares                            (50,000)                 (50)              (12,450)                   -
--------------------------------------------------------------------------------------------------------------------------
   Stock based compensation expense                      -                    -                 4,686                   -
--------------------------------------------------------------------------------------------------------------------------
   Net loss                                              -                    -                     -              89,030
--------------------------------------------------------------------------------------------------------------------------
   BALANCES, OCTOBER 31, 2003                    5,073,767               $5,074              $663,640          $(366,148)
--------------------------------------------------------------------------------------------------------------------------




                              MSTG SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                              FOR THE THREE  FOR THE THREE    FOR THE YEAR   FOR THE YEAR
                                                              MONTHS ENDED    MONTHS ENDED       ENDED          ENDED
                                                               OCTOBER 31,     OCTOBER 31,   JULY 31, 2003  JULY 31, 2002
                                                                  2003            2002
                                                             --------------------------------------------------------------
                                                               (Unaudited)    (Unaudited)      (Audited)      (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)                                                    $89,030      $(54,655)       $(18,097)     $(437,081)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
           Depreciation                                                3,067          2,395           4,394          4,162
           Stock based compensation expense                            4,686          2,953          18,156              -
           Legal expense for recission of shares                    (12,500)              -               -              -
           Common stock issued for services                                -              -          25,000         15,000
           (Increase) decrease in accounts receivable                (2,851)          1,558         (3,859)        (2,183)
           Increase in prepaid expenses                                (600)        (5,000)        (25,000)        (4,920)
           Decrease (increase) in other receivables                        -              -           2,969        (3,363)
           Decrease (increase) in deferred commissions               126,762       (69,811)         468,968    (1,025,135)
           Decrease (increase) in deferred income tax asset                -              -          28,816       (39,371)
           Increase in other assets                                        -              -         (1,950)              -
           (Decrease) increase in accounts payable                   (6,119)        (7,823)           (564)         14,642
           Increase (decrease) in accrued payroll                      4,282          3,351        (29,021)         83,196
           liabilities
           (Decrease) Increase in income tax payable                       -              -        (52,803)         53,603
           (Decrease) increase in deferred revenue                 (164,581)       (34,626)       (761,434)      1,602,725
               NET CASH PROVIDED BY (USED IN) OPERATING               41,176      (161,658)       (344,425)        261,275
               ACTIVITIES

CASH FLOWS USED IN INVESTING ACTIVITIES:

           Issuance of note receivable                                     -       (17,120)       (205,700)      (100,000)
           Proceeds on maturity of note receivable                         -              -         100,000              -
           Acquisition of property and equipment                     (1,334)        (1,286)        (17,694)       (27,217)
               NET CASH USED IN INVESTING ACTIVITIES                 (1,334)       (18,406)       (123,394)      (127,217)

CASH FLOWS FROM FINANCING ACTIVITIES

           Issuance of common stock                                        -        407,098         484,360        134,012
           Payment on capital lease                                  (1,028)        (1,028)         (4,114)        (1,084)
               NET CASH (USED IN) PROVIDED BY FINANCING              (1,028)        406,070         480,246        132,928
               ACTIVITIES

NET INCREASE IN CASH                                                  38,814        226,006          12,427        266,986

CASH, beginning of period                                            279,413        266,986         266,986              -

CASH, end of period                                                 $318,227       $492,992        $279,413       $266,986

SUPPLEMENTAL DISCOLSURES OF
CASH FLOW INFORMATION

           Asset acquired under capital lease                           $-               $-              $-         $8,590

           Cash paid for interest                                         $4           $108            $253            $92

           Cash (refunded) paid for taxes                         $    (269)      $      -       $  19,007        $     -





                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS
-------------------------

MSTG Solutions, Inc. (the "Company"), a Nevada Corporation was incorporated on June 26, 2001, as Tech Windows. During its initial six months of existence, no business operations were conducted through Tech Windows. The Company changed its name to MSTG Solutions, Inc. in 2001 and then focused upon education of individuals and small businesses on the benefits of forming corporations or other similar business entities. Through the end of July 31, 2003, the Company adjusted their plans to focus exclusively upon providing products and services for small businesses.

Customers become Independent Representatives by paying an initiation fee and consummating a certain minimum number of sales. Qualified Independent Representatives received sales commissions, paid following the week of the sale, and monthly sales commissions, paid monthly for the sales of monthly services such as Website services.

The interim financial information as of and for the three months ended October 31, 2003 is unaudited. In the opinion of management all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included

USE OF ESTIMATES
----------------

The accompanying financial statements include the accounts of MSTG Solutions, Inc. and have been prepared in conformity with accounting principles generally accepted in the United States of America. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------

Revenue from corporate education services, representative and agent fees, business incorporation fees, and resident agent services are recognized in income as earned, pro rata on a monthly basis, over the period services are provided. The related sales commissions are also deferred and amortized over the same period.

As of January 31, 2003, corporate education services were discontinued and the Company started business incorporation fees, which consists of a one-time fee of $495. Each customer is provided with a retail business kit that includes literature and a book on the incorporation process and corporate credit as well as the right to receive incorporation services from the date of their purchase to the time of incorporation. These business incorporation fees are recognized in income as earned on a monthly basis over a three-month period. Historical Company data supports that from the time of purchase substantially all customers will incorporate their business within three months.

State filing revenues for the filing of a business entity are recognized immediately at the time service is provided. The fees collected are recorded net of the filing fees paid to the Secretary of State for the filing of the business entity. All other products and services are recognized at the time of sale since the Company immediately places its order for these products with its suppliers


                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

COMMISSIONS TO REPRESENTATIVES
------------------------------

The Company accrues sales commission expenses to its Independent Representatives at the time a sale is recognized. Commissions are paid depending on what sales level, or position, each Independent Representative has attained. Positions ranged from Independent Representative to an honorary title of "Regional Vice President". Regional Vice Presidents are not officers of the corporation. As each Independent Representative progresses to higher levels within the organization, they earn additional "override" commissions on sales generated by their subordinates.

CASH EQUIVALENTS
----------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment is stated at cost less accumulated depreciation. Depreciation is charged to operating expense using the straight-line method over the estimated useful lives of the assets, which ranges from three to seven years. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.



                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES
------------

Deferred income taxes and liabilities are determined using the liability method. Under this method, the deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NET LOSS PER SHARE
------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, "Earnings per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of net loss per common share (basic and diluted) is computed by dividing net loss by the weighted average number of shares outstanding during the period. As a result of the Company's net loss for the periods ending October 31, 2002 and July 31, 2003 and 2002, the Company has excluded certain common stock equivalents, such as stock options, in the calculation of diluted earnings per share because their inclusion would be anti-dilutive. The following table reconciles the numerators and denominators of the basic and diluted earnings per share:

------------------------------------------------------------------------
                             For the Three Months Ended October 31, 2003
------------------------------------------------------------------------
                                 Income          Shares        Per Share
------------------------------------------------------------------------
Basic Earnings per share         $89,030       5,107,101          $0.02
------------------------------------------------------------------------
Stock options                          -         470,306
------------------------------------------------------------------------
Diluted earnings per share       $89,030       5,577,407          $0.02
------------------------------------------------------------------------


FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

Financial instruments consist principally of cash, accounts receivable, notes receivable, other receivables, payables and accrued liabilities. The estimated fair value of these instruments approximates their carrying value.

IMPAIRMENT OF LONG-LIVED ASSETS
-------------------------------

In accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the Company periodically reviews its long-lived assets to be held and used by the Company to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or if other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amounts and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. There were no impairment losses for the periods ended October 31, 2003, July 31, 2003 and 2002.

STOCK-BASED COMPENSATION
------------------------

Compensation expense is recorded with respect to stock option grants and restricted stock awards to employees and board members using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25). This method calculates compensation expense on the measurement date as the excess of the current market price of the underlying Company stock over the amount the employee is required to pay for the shares, if any. The expense is recognized over the vesting period of the grant or award. For employee and board member stock options, the Company follows the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), in preparing its financial statement disclosures.

Stock options granted to associates or other non-employees are accounted for at fair value in accordance with SFAS No. 123. Under the fair value method, compensation expense is measured at the grant date using an option-pricing model that takes into account the following six specified factors; current price of the underlying stock, exercise price of the option, expected life of the option, expected volatility of the underlying stock, expected dividends, and risk-free interest rate during the expected option term.



                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ADVERTISING COSTS
-----------------

Advertising costs are charged to operations as incurred. Advertising costs were approximately $0, $0 $0 and $893 for the three months ended October 31, 2003 and 2002 and for the year ended 2003 and 2002, respectively.

SEGMENTS
--------

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," and establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers.

SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate the resources and in assessing performance. The Company currently operates in one segment and therefore, SFAS 131 has no effect on the Company's reporting.

RECENTLY ISSUED ACCOUNTING STANDARDS
------------------------------------

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which replaces SFAS No. 121, "and Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 also supercedes the provisions of APB Opinion No. 30, "Reporting Results of Operations," pertaining to discontinued operations. Separate reporting of discontinued operations is still required, but SFAS No. 144 expands presentation to include a component of an entity, rather than strictly a business segment. The impact of the adoption of SFAS 144 did not have a significant impact on the Company's financial statements.

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, 64, Amendment of FASB No. 13, and Technical Corrections." Among other provisions, SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt. Accordingly, gains or losses from extinguishment of debt shall not be reported as extraordinary items unless the extinguishment qualifies as an extraordinary item under the criteria of APB No. 30. Gains or losses from extinguishment of debt that do not meet the criteria of APB No. 30 should be reclassified to income from continuing operations in all prior periods presented. The Company has adopted SFAS No. 145 as of the beginning of fiscal 2003 and the adoption did not have an effect on the financial statements.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The requirements of this Statement are effective prospectively for exit or disposal activities initiated after December 31, 2002; however, early application of the Statement is encouraged. The Company's adoption of Statement 146 did not have a material impact on its financial position or results of operations.

In November 2002, Financial Accounting Standards Board ("FASB") Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. FIN 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Certain guarantee contracts are excluded from both the disclosure and recognition requirements of FIN 45, including, among others, residual value guarantees under capital lease arrangements, commercial letters of credit, and loan commitments. The disclosure requirements of FIN 45 are effective as of December 31, 2002. The recognition requirements of FIN 45 are to be applied prospectively to guarantees issued or modified after December 31, 2002.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)
------------------------------------------------

The impact of FIN 45 is not expected to have a material impact on results of operations, financial position, or liquidity.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-based Compensation - Transition and Disclosure," which provides guidance on how to transition from the intrinsic value method of accounting for stock-based compensation under APB Opinion No. 25 to SFAS No. 123's fair value method of accounting, if a company so elects. In addition, this Statement amends the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This pronouncement did not have an effect on the Company's financial results. The Company adopted the disclosure requirements of SFAS No. 148 during fiscal year 2003.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This pronouncement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or and asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. This pronouncement did not have an effect on the Company's financial statements.

WEBSITE DEVELOPMENT
-------------------

The Company expenses all website development costs as incurred. Such expenses are not material to these financial statements.

RECLASSIFICATIONS
-----------------

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

NOTE 2 -    NOTES RECEIVABLE

In July 2003, the Company loaned $205,700 to a related third party. The note carries an annual rate of 5%, paid in monthly increments, and the principal is due in full on or before July 17, 2007. The Company accrued $394 in interest income during the year ended July 31, 2003.

In March 2002, the Company loaned $100,000 to an unrelated third party. The note was due on demand and carried an annual interest rate of 11%. The Company accrued $3,363 in interest income during the year ended July 31, 2002. This note was repaid in February 2003.

NOTE 3 -    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                 October 31, 2003  July 31, 2003   July 31, 2002
                                 ----------------  --------------  -------------
Capital Lease                            $8,590           $8,590          $8,590
Office Equipment                          8,146            8,146          12,343
Furniture and Fixtures                   14,583           14,583           8,413
Computer Equipment                       23,552           22,218           6,497
                                         54,871           53,537          35,843
Accumulated Depreciation               (11,623)          (8,556)         (4,162)
    Total Property and Equipment        $43,248          $44,981         $31,681


Depreciation expense for the three months ended October 31, 2003 and 2002 and the year ended July 31, 2003 and 2002, was $3,067, $2,395, $4,394 and $4,162,
respectively

NOTE 4 -    COMMITMENTS AND CONTINGENCIES

OPERATING LEASE
---------------

The Company leases two facilities in California and one in Nevada under non-cancelable operating leases. The two leases in California expire on May 1, 2004 and December 31, 2003, and the Nevada lease expires on June 30, 2004. The Company also leases equipment under non-cancelable operating leases with various terms and renewal periods. As of July 31, 2003, future minimum lease payments are as follows:

        October 31,      Amount            July 31,             Amount
   --------------------------------      ------------          -----------
     2004                  $69,620          2004                  $92,826
     2005                   16,787          2005                   16,787
     2006                   16,787          2006                   16,787
     2007                    8,393          2007                    8,393
   2008 and thereafter           -        2008 and thereafter           -
                          $111,587                               $134,793


Rent expense for the Company's operating facilities totaled $29,977, $24,032, $76,901 and $52,946 for the three months ended October 31, 2003 and 2002 and the year ended July 31, 2003 and 2002, respectively. Equipment rent expense was $520, $471, $1,759 and $5,670, for the three months ended October 31, 2003 and 2002 and the years ended July 31, 2003 and 2002, respectively.

CAPITAL LEASE
-------------

Minimum future lease payments under a capital lease as of July 31, for each of the next five years are:

                  October 31,                     Amount                        July 31,                       Amount
               -----------------               ------------                 -----------------                -----------
                     2004                           $2,400                        2004                           $3,428
                     2005                                -                        2005                                -
                     2006                                -                        2006                                -
                     2007                                -                        2007                                -
                     2008 and thereafter                 -                        2008 and thereafter                 -
Total minimum lease payments                         2,400     Total minimum lease payments                       3,428
Less: amount representing interest                       -     Less :amount representing interest                     -

Present value of minimum lease payments              2,400     Present value of minimum lease payments            3,428
Less: current portion                              (2,400)     Less: current portion                            (3,428)
Capital Lease Liability - non - current                 $-     Capital Lease Liability-non-current                   $-


Interest rate of the lease is zero and is computed based on the Company's incremental borrowing rate at the inception of each lease.

EMPLOYMENT AGREEMENTS
---------------------

On December 1, 2001 the Company entered into five-year employment agreements with its President and Vice President/Controller. The agreements may be renewed for a succeeding five-year term at the option of both the employee and the Company. The total annual compensation under these agreements is $312,000. The agreements contain no provision for annual salary increases but do contain provisions for awarding annual bonuses determined by the Board of Directors. In addition, the president of the Company received stock options for the purchase of 500,000 shares of the Company's common stock at an exercise price of $0.50 per share.

LEGAL SERVICES
--------------

In January 2002, the Company entered into a two-year agreement for legal services. The agreement can be terminated on the effective date of a successful registration of the Company's stock with the Securities and Exchange Commission. The agreement calls for the payment of a monthly retainer in the amount of $5,000. In addition, the Company issued 250,000 shares upon the signing of the agreement as compensation for services rendered to the Company valued at $15,000 and issued warrants for 250,000 shares, exercisable at $0.50 per share.



                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
NOTE 4 -    COMMITMENTS AND CONTINGENCIES (continued)

INVESTORS RIGHT TO RESCIND
--------------------------

The Company received $615,272 upon the exercise of stock options granted to its independent representatives in a private offering, which according to an opinion of the Company's legal counsel was exempted for registration under security laws. Section 12 of the Securities Act of 1933 allows shareholders the right of rescission in the event it was determined that the Company failed to disclose a material fact. The investor can recover the consideration paid for the security with interest thereon, less the amount of income received thereon, or for damages if the investor no longer owns the security. As of October 31, 2003, there has not been any asserted claims or any pending or threatening litigation.

NOTE 5 -    CAPITAL STOCK

COMMON STOCK
------------

In August 2001, the Company issued 3,100,000 shares of $0.001 par value common stock to its founder for a capital contribution of $3,100.

In January 2002, the Company issued 250,000 shares of $0.001 par value common stock to its corporate attorney for legal services, which were valued at $15,000.

In June 2002, the Company issued 523,648 shares of $0.001 par value common stock in the exercise of stock options at $0.25 per share for cash in the amount of $130,912.

In December 2002, the Company issued 100,000 shares of $0.001 par value common stock to West Moore Partners, Inc. for prepaid brokerage services. The shares were valued at $25,000.

During fiscal year 2003, the Company issued 1,150,119 shares of $0.001 par value common stock in the exercise of stock options at $0.25 to $0.75 per share for $484,360 in cash.

During the first quarter 2004, the Company rescinded 50,000 shares of $0.001 par value common stock from a shareholder. The shares were issued for prepaid services in 2002. The Company determined that services were not going to be provided, thus the shares were cancelled.

WARRANTS
--------

In January 2002, the Company granted 250,000 warrants to its corporate attorney, convertible into 250,000 shares of $0.001 par value common stock at an exercise price of $0.50 per warrant. The warrants expire January 2007.




                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
NOTE 6 -    STOCK OPTION PLAN

In August 2001, the Company adopted a stock option plan under which shares of common stock are available for issuance with respect to awards granted to officers, management, consultants, any other key employees of the Company and non-employees. The option price ranges from $0.25 to $1.50 on the date of grant, they expire three years from the date of grant and the options vest immediately.

The Company issues stock options to its officers and vendors at the discretion of the Board of Directors. Options are automatically issued to its sales representatives as they achieve each sales representative level. Options granted vary in amounts ranging from 200 options for the lowest level to 35,000 options for the highest level.

Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation," ("SFAS 123") establishes a fair value method and disclosure standards for stock based employee compensation arrangements, such as stock purchase plans and stock options. It also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, requiring that such transactions be accounted for based on fair value. The Company applies APB Opinion 25 and related interpretations in accounting for stock options for employee compensation and discloses the pro forma effects of applying SFAS 123. The Company applies SFAS No. 123 in accounting for stock options for non-employee compensation. The Company recorded compensation expense for non-employees for the three months ended October 31, 2003 and the years ended July 31, 2003 and 2002, in the amount of $4,686, $2,953, $18,156 and $0, respectively

NOTE 6 -    STOCK OPTION PLAN (Continued)

A summary of the status of the Company's total stock option activity as of and for the three months ended October 31, 2003 and the years July 31, 2003 and 2002, is presented below:

                                                         Weighted           Weighted            Exercise
                                                          Average         Average Years          Price
                                         Options         Exercise        Remaining Life          Range
                                      --------------   -------------  ---------------------  --------------
 Outstanding at July 31, 2001                     -         -                  -                   -
 Granted during the year                  4,631,567       $1.09                3              $0.25-$1.50
 Surrendered, forfeited or expired                -         -                  -                   -
 Exercised                                (523,648)        0.25               2.63            $0.25-$0.75
 Outstanding at July 31, 2002             4,107,919        1.09               2.47            $0.25-$1.50

 Granted during the year                  4,696,750       $0.92                3              $0.25-$1.50
 Surrendered, forfeited or expired                -         -                  -                   -
 Exercised                              (1,150,119)        0.40               2.55            $0.25-$0.75
 Outstanding at July 31, 2003             7,654,550       $0.73               2.18            $0.25-$1.50

 Granted during the period                  752,000       $0.75              $2.81               $0.75
 Surrendered, forfeited or expired                -         -                  -                   -
 Exercised                                        -         -                  -                   -
 Outstanding at October 31, 2003          8,406,550       $0.73               2.18            $0.25-$1.50


All outstanding options were exercisable at each period.

During the year ended July 31, 2002, the Company granted options to employees, which were accounted for using the intrinsic value method. If the Company had elected to recognize compensation expense based on the fair value of the stock options granted to employees at the grant date, the pro forma net loss and net loss per share amounts would have been the same as the stated amounts. There were no options granted to employees for the three months ended October 31, 2003 and 2002 and for the year ended July 31, 2003.

The fair value of each option granted to non-employees was estimated on the date of the grant using the Black-Scholes Option Pricing Module, using the following assumptions:

                                                    For the Three      For the Three     For the Year     For the Year
                                                    Months Ended       Months Ended     Ended July 31,   Ended July 31,
                                                  October 31, 2003   October 31, 2002        2003             2002
                                                 ----------------------------------------------------------------------
Weighted average price of the underlying stock           0.40               0.40             0.40              0.06
 Weighted average exercise price of the option           0.75               0.92             0.92              1.09
 Weighted average expected life of the option            2.81               2.18             2.18              1.42
 Expected volatility of underlying stock               22.80%             30.06%           30.06%                0%
 Expected dividends on the stock                           0%                 0%               0%                0%
 Risk-free interest rate                                2.54%              2.38%            2.38%             3.03%


The compensation expense of stock options granted to non-employees was $4,686 and $2,953 for the three months ended October 31, 2003 and 2002 and it was $18,156 for the year end July 31, 2003. For the year ended July 31, 2002, there was no compensation expense of the stock options granted to employees and non-employees.

NOTE 7 -    INCOME TAXES

At July 31, 2003, the Company had an unused net operating loss carry forward of approximately $165,000, which may be applied against future taxable income. The net operating loss carry forward expires in 2023. There is no assurance that the Company will realize the benefit of the net operating loss carry forward.



                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
The provision (benefit) for income taxes consists of the following:

                                                 For the Three       For the Three     For the Year     For the Year
                                                 Months Ended        Months Ended     Ended July 31,  Ended July 31,
                                               October 31, 2003    October 31, 2002        2003            2002
                                              ------------------------------------------------------------------------
Current income taxes:
      Federal                                             $-            $39,371               $-          $39,371
      State                                              800             14,232              800           14,232
        Total current income taxes                       800             53,603              800           53,603

Deferred income taxes (benefit):

      Federal                                          (269)           (39,371)                -         (39,371)
      State                                            (800)           (14,232)          (5,780)                -
                                                     (1,069)           (53,603)          (5,780)         (39,371)

      Total (benefit) provision for income            $(269)                 $-         $(4,980)          $14,232
      tax



The components of the deferred tax asset are as follows:

                                          October 31, 2003      July 31, 2003       July 31, 2002
                                         ------------------- -------------------- -------------------
Deferred tax asset (liability):
      Deferred revenue                        $286,039             $286,039            $544,927
      Deferred commissions                   (196,927)            (196,927)           (352,493)
      Net operating loss carry forward          56,334               56,334                   -
Deferred tax asset                             145,446              145,446             192,434
Valuation allowance                          (134,891)            (134,891)           (153,063)

Net deferred tax assets                        $10,555              $10,555             $39,371


The valuation allowance decreased by $18,172 for the year ended July 31, 2003 and increased by $153,063 for the year ended July 31, 2002.



                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

Reconciliation of the differences between the statutory tax rate and the effective income rate is as follows:

                                                For the Three       For the Three     For the Year     For the Year
                                                Months Ended        Months Ended     Ended July 31,  Ended July 31,
                                              October 31, 2003    October 31, 2002        2003            2002
                                             ------------------------------------------------------------------------
Expected federal statutory tax (benefit)             34.0%            (34.0)%            (34.0)%          (34.0)%
rate

Expected state tax rate, net of federal
      tax (benefit) rate                              7.2%             (7.2)%             (7.2)%           (7.2)%
Expected combined statutory rate                     41.2%            (41.2)%            (41.2)%          (41.2)%

Temporary timing differences                       (69.9)%              67.9%              69.9%            75.1%
Valuation allowance for deferred taxes               28.7%            (26.7)%            (28.7)%          (26.7)%
Effective income tax rate                             0.0%               0.0%               0.0%             7.2%


NOTE 8 -    RELATED PARTY TRANSACTIONS

On July 17, 2003, the Company loaned $205,700 to Honolulu Management Group, LLC. The owner of Honolulu Management Group, LLC is the majority shareholder of the Company and an officer and director. The note carries an annual rate of 5%, paid in monthly increments, and the principal is due in full on or before July 17, 2007. The note can be prepaid in whole or in part, without penalty, at the option of Honolulu Management Group, LLC and without consent from the Company.

NOTE 9 -    ADJUSTMENT TO AND RESTATEMENT OF THE YEAR ENDED JULY 31, 2002

The accompanying financial statements as of and for the year ended July 31, 2002 have been restated to reflect the Company's change in its method of accounting for deferred revenue and expenses and a change in the capitalization of the capital lease.

Under the new method of accounting for deferred sales, the Company defers recognition of the revenue and its related expense over the period the service is provided. Under the prior method of accounting, revenues and expenses were recognized at the time of sale. The change in accounting method significantly decreased revenues and commissions for the year ended July 31, 2002.

The change in the amount capitalized as a capital lease was made to correctly record the amount equal to the present value of the minimum lease payments at the beginning of the lease term. As a result, the amount recorded as the asset and related obligation decreased.

The effect of the restatement on the Company's revenue, commissions, deferred revenue, deferred costs and deferred income taxes is as follows:

                                                                           July 31, 2002
                                                      ---------------------------------------------------------
                                                       As Originally    Adjustment Increase     As Restated
                                                          Reported          (Decrease)
                                                      ---------------------------------------------------------
STATEMENT OF INCOME
       Revenue:
           Corporate education                            $2,267,244          $(1,457,485)            $809,759
           Representative and agent fees                     224,366             (144,207)              80,159
       Operating expenses:
           Commissions                                     1,439,337           (1,077,670)             361,667
           Provision for income taxes                         31,470              (17,238)              14,232
BALANCE SHEET
       Assets:

           Deferred commissions                                    -             1,025,135           1,025,135
           Property and equipment, net                        45,809              (14,128)              31,681
           Deferred tax asset                                      -                39,371              39,371
       Liabilities:
           Deferred revenue                                        -             1,602,725           1,602,725
           Accrued commissions                                55,957              (55,957)                   -
           Income taxes payable                               25,900                27,703              53,603
           Deferred tax liability                              5,250               (5,250)                   -
           Capital lease - current portion                     4,334                 (220)               4,114
           Capital lease                                      17,336              (13,908)               3,428




                              MSTG SOLUTIONS, INC.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item     24. Indemnification of Directors and Officers.
-------------------------------------------------------

We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. Our Charter requires it to indemnify such parties to the fullest extent permitted by Nevada Corporation Law.

Item     25. Other Expenses of Issuance and Distribution
--------------------------------------------------------

All the following numbers are approximations only:

       SEC Registration Fee                       $         450
       Accounting Fees and Expenses               $      50,000
       Legal Fees and Expenses                    $      50,000
       Printing Expenses                          $       7,500
       Miscellaneous                              $       5,000
                                                  -------------
                Total                             $     112,950
                                                  =============

Item     26. Recent Sales of Unregistered Securities

A.       Sales of Unregistered Securities to Officers and Directors

         1. In July 2001, upon our inception, we issued 3,100,000 shares of restricted Common Stock to our founders, Gil and Judy Kim and 500,000 options to acquire shares of our Common Stock. There was no underwriter involved in these issuances and no commissions were paid to any person(s). The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

B.       Sales of Unregistered Securities to Private Investors

         1. Our Company provides stock options as an incentive to our network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our Common Stock. The first exercise of options to purchase Shares of our Common Stock occurred on April 26, 2002, with the last option exercise having occurred on November 11, 2003. As of today, the number of individuals exercising options to purchase Shares of our Common Stock is 494. Since the inception of our Company, 1,673,767 Shares of our Common Stock have been issued as the result of option exercises. We have received $615,272 as a result of these option exercises. Each option holder was provided with a disclosure document and required to sign a Subscription Agreement prior to the exercise of his/her options. The Company relied upon Rules 504 and 505 of Regulation D of the
         Securities Act of 1933 in concluding that an exemption from registration was available.

         Rule 504 of Regulation D provides for an exemption for limited offerings and sales of securities not exceeding $1 million. The requirements of Rule 504 are as follows:

               (1) Section 504(a) provides that the issuer cannot be a reporting company under the Securities Exchange Act of 1934, an investment company, or a development state company. We were not any of these things at the time of the issuance and/or the exercise of the options.

               (2) The requirements of Rule 502(a), (c) and (d) must be complied with.

         Rule 502(a) provides for integration of offerings in the event of certain circumstances. We have integrated all issuances and/or exercises of the options for purposes of this analysis. This integration does not cause a violation of Rule 504.

         Rule 502(c) provides, in summary, that there shall be no general advertisement of the offering of the securities. We did not conduct any such advertising. As discussed more extensively in the Rule 505 analysis below, virtually all of our current shareholders had a preexisting business relationship with either Gil Kim or three other key individuals involved in the compilation of the network marketing program. Further, all of these individuals were accredited investors, with the exception of 32 individuals. As a result of these preexisting relationships, no general advertising was needed to identify the investors.

         Rule 502(d) requires that there be a limitation upon resale. We have complied with each of the conditions set forth in 502(d). It required the execution of a Subscription Agreement requesting that the holders of the options represent whether they were an accredited investor. These Subscription Agreements also contained the disclosure required by 502(d)(2) regarding resale restrictions. Finally, a legend was placed upon all of the certificates issued under the options consistent with Rule 502(d)(3). We have retained Transfer Online to act as our transfer agent to assist in compliance with applicable legend requirements.

         We also relied upon Rule 505. Rule 505 requires the following:

               (1) Rule 505(b)(1) requires compliance with Rules 501 and 502 (discussed above);

               (2) Rule 505(b)(2)(i) provides that the aggregate offering price is to be less than $5 million. We have raised less than $1 million.

               (3) Rule 505(b)(2)(ii) requires that the Company sell securities to no more than 35 unaccredited investors. We have sold securities to only 32 unaccredited investors.

     1. Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Shares of our Common Stock at an exercise price of $0.25 per Share. On January 25, 2002, we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 Shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Shares of our Common Stock at an exercise price of $0.50 per Share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron. The schedule entitled "Selling Shareholders," hereinabove contained in this Prospectus, sets forth all options exercised since the formation of the Company.


Item     27.

EXHIBITS

3.1 Articles of Incorporation of TECH Windows, a Nevada corporation, filed June 26, 2001*
3.2 Certificate of Amendment to Articles of Incorporation of MSTG Solutions, Inc., a Nevada corporation, filed February 28, 2002*
3.3      Restated Bylaws of MSTG Solutions, Inc., dated February 28, 2002*
5        Opinion of Horwitz & Cron (including consent), dated May 1, 2003*
5.1      Opinion of Horwitz & Cron (including consent), dated
         September 15, 2003*
5.2      Opinion of Horwitz & Cron (including consent), dated November 17, 2003*
5.3 Opinion of Horwitz & Cron (regarding Sale of Stock Pursuant to Regulation D), dated November 17, 2003*
5.4      Opinion of Horwitz & Cron (including consent), dated January 20, 2004
10.1     Employment Agreement with Gil Kim, dated December 1, 2001*
10.2     Employment Agreement with Judy Kim, dated December 1, 2001*
10.3     Retainer Agreement by and between MSTG Solutions, Inc. and Horwitz
         & Cron, dated January 25, 2002*
10.4     Certificate of Officers of MSTG Solutions, Inc., dated May 1, 2003*
10.4.1.  Certificate of Officers of MSTG Solutions, Inc., dated
         September 15, 2003*
10.4.2.  Certificate of Officers of MSTG Solutions, Inc., dated
         November 20, 2003*
10.4.3.  Certificate of Officers of MSTG Solutions, Inc., dated January 20, 2004
10.5     Form of Option  Agreement  ($0.25 and $0.50  options)*
10.6     Form of Option Agreement  ($1.50  options)*
10.7     Form of MSTG  Bookkeeping Service Order Form*
10.8     Form of MSTG Corporate  Formalities Order Form*
10.9     Form of MSTG Corporate Order Form*
10.10    Form of MSTG Independent Representative's Agreement*
10.11    Form of MSTG Legal Service Order Form*
10.12    Form of MSTG Mail Forwarding Service Order Form*
10.13    Form of MSTG Resident Agent Services Order Form*
10.14    Form of MSTG Resident Telephone Service Order Form*
10.15    Form of MSTG Voicemail Service  Order Form*
10.16    Form of MSTG Website  Order Form*
10.17    Policies and Procedures  of MSTG  Solutions,  Inc.*
10.17.1  Policies and  Procedures of MSTG Solutions,  Inc.*
24.3     Consent of  Mendoza  Berger & Company,  LLP dated May 1, 2003*
24.3.1.  Consent of Mendoza Berger & Company, LLP dated September 15, 2003*
24.3.3.  Consent of Mendoza  Berger & Company,  LLP,  dated  November  21, 2003*
24.3.4.  Consent of Spicer  Jeffries,  LLP,  dated  November 24,  2003*
24.3.5.  Independent Auditors' Consent of Mendoza Berger & Company, LLP,
         dated January 15, 2004
24.3.6.  Independent Auditors' Consent of Spicer Jeffries LLP, dated
         January 19, 2004
24.3.7.  Independent  Auditor's  Agreement with  Disclosures of
         Mendoza Berger & Company, LLP, dated January 15, 2004
25       Power of Attorney (see signature page)
-------------------
     * Incorporated by reference from: (1) the Registration Statement on Form SB-2, Amendment No. 2 filed on May 15, 2003; or from (2) the Registration Statement on Form SB-2, Amendment No. 3 filed on September 15, 2003; or from (3) the Registration Statement on Form SB-2, Amendment No. 4 filed on November 26, 2003.

Item     28. Undertakings
-------------------------

The undersigned registrant hereby undertakes to:

         (1) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (2) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement reflecting: (a) any facts or events arising after the effective date of the
         Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (b) notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered); and (c) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement.

For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Orange, State of California on January 21, 2004.

                                        MSTG SOLUTIONS, INC.


                                        By:  /s/ Gil Kim
                                        By:  Gil Kim
                                        Its: President and Chairman of the Board


                                POWER OF ATTORNEY

We, the undersigned directors and officers of MSTG Solutions, Inc., a Nevada corporation, do hereby constitute and appoint Gil Kim our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable MSTG Solutions, Inc., a Nevada corporation, to comply with the Securities Act of 1933, and any rules, regulations, and/or requirements of the U.S. Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons, in the capacities and on the dates indicated, have signed this Registration Statement.

      SIGNATURE                   TITLE                             DATE


By: /s/ Gil Kim     President and Chairman of the Board        January 21, 2004
    Gil Kim          (Principal Executive Officer)


By: /s/ Judy Kim    Vice President, Controller, Secretary      January 21, 2004
    Judy Kim         and Director (Principal Accounting
                      and Financial Officer)